EXHIBIT 11.1

Business Alliance Agreement with SMS Biz Sdn. Bhd. and Its
Shareholders

BUSINESS ALLIANCEMENT AGREEMENT

This BUSINESS ALLIANCE AGREEMENT (the “Agreement”), dated as of November 28th, 2006, by and among Asia Payment Systems, Inc., a Nevada corporation, having a principal office address at 39th Floor, One Exchange Square, 8, Connaught Place, Central, Hong Kong (hereinafter referred to as the “Company”) and SMS Biz Sdn. Bhd., a corporation incorporated in Malaysia, having a registered address at Unit 3A-11, 3A Floor, Suite A, Block A, Damansara Intan, No, 1, Jalan SS20/27, 47400 Petaling Jaya, Selangor, Malaysia (hereinafter referred to as “SMSBIZ”), and the shareholders of SMSBIZ, namely, Yap Kit Chuan, holding Malaysian I/D Card number 761028-05-5043 (hereinafter referred to as “YAP”), and Chua Tong Ling, holding Malaysian I/D Card number 741021-06-5056 (hereinafter referred to as “CHUA”), both residing at No. 25, Jalan SP 6/3, Taman Segar Perdana, 43200 Cheras, Selangor, Malaysia .

W I T N E S S E T H:

WHEREAS, YAP and CHUA (hereinafter collectively referred to as “the Vendors”) presently own 100% of the common stock of SMSBIZ (hereinafter referred to as “the SMSBIZ Shares”) and are the two directors of SMSBIZ which conducts prepaid and postpaid long distance call services by issuing prepaid cards and sell such cards to individual end users and opening accounts to corporate and home users in Malaysia through appointed distributors and/or retailers and/or agents.

WHEREAS, the Company presently conducts payments and loyalty rewards related businesses in Asia and desires to make certain business alliances with SMSBIZ and/or the Vendors which include the granting of an option by the Vendors for the Company to acquire from them all of their SMSBIZ Shares in the future, the assignment of a distributorship agreement from a company in Malaysia which is owned and controlled by the Vendors, to the Company, the appointment of an experienced individual to be the general manager of SMSBIZ, and the assistance to be provided by the Company to SMSBIZ to apply for a Multimedia Super Corridor Status in Malaysia, on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties and agreements set forth herein, the Parties hereto agree as follows:

ARTICLE I

Definitions

In addition to terms defined elsewhere in this Agreement, the following terms when used in this Agreement shall have the meanings indicated below:

“Agreement” shall mean this Business Alliance Agreement together with all exhibits and schedules referred to herein, which exhibits and schedules are incorporated herein and made a part hereof.

“Commission” shall mean the United States Securities and Exchange Commission.

“Company Common Stock” shall mean the shares of the Company’s $0.001 par value per share common stock

“Confidential Information” means any information concerning the businesses and affairs of SMSBIZ or the Company that is not already generally available to the public.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended. “Indemnified Party” shall have the meaning set forth in Section 5.7. “Indemnifying Party” shall have the meaning set forth in Section 5.7.

“SMSBIZ Share” shall mean the shares of SMSBIZ’s Ringgit Malaysia One (RM1.00) par value per share common stock.

“Investments” shall mean, with respect to any Person, all advances, loans or extensions of credit to any other Person (except for extensions of credit to customers in the ordinary course of business), all purchases or commitments to purchase any stock, bonds, notes, debentures or other securities of any other Person, and any other investment in any other Person, including partnerships or joint ventures (whether by capital contribution or otherwise) or other similar arrangement (whether written or oral) with any Person, including, but not limited to, arrangements in which (i) the first Person shares profits and losses of the other Person, (ii) any such other Person has the right to obligate or bind the first Person to any third party, or (iii) the first Person may be wholly or partially liable for the debts or obligations of such partnership, joint venture or other entity.

“Knowledge” shall mean, in the case of any Person who is an individual, knowledge that a reasonable individual under similar circumstances would have after such reasonable investigation and inquiry as such reasonable individual would under such similar circumstances make, and in the case of a Person other than an individual, the knowledge that a senior officer, director or manager of such Person, or any other Person having responsibility for the particular subject matter at issue of such Person, would have after such reasonable investigation and inquiry as such senior officer, director, manager or responsible Person would under such similar circumstances make.

“Law” and “Laws” shall mean any federal, state, local or foreign statute, law, ordinance, regulation, rule, code, order or other requirement or rule of law.

“Liabilities” shall mean any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise, including, without limitation, liabilities on account of taxes, other governmental charges or Litigation, whether or not of a kind required by GAAP to be set forth on a financial statement.

“Litigation” shall mean any actions, suits, investigations, claims or proceedings.

“Material Adverse Effect” shall mean any event or condition of any character which has had or could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, assets, liabilities, properties, or business of the Company or SMSBIZ, as applicable.

“Periodic Reports” shall mean the Forms 10-KSB, 10-QSB, 8-K, and other Commission filings required by the Securities Exchange Act of 1934, as amended and Securities Act of 1933, as amended which have been filed by the Company with the Commission for the period beginning on January 1, 2005 and ending at the Closing Date.

“Person” shall mean any natural person, corporation, unincorporated organization, partnership, association, limited liability company, joint stock company, joint venture, trust or government, or any agency or political subdivision of any government or any other entity.

“Preferred Shares” shall mean the Series C Convertible Preferred Shares and/or Series D Convertible Preferred Shares of the Company containing the rights and preferences thereof as set forth on Exhibit A to this Agreement.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Tax” and “Taxes” shall mean (i) all income, excise, gross receipts, ad valorem, sales, use, employment, franchise, profits, gains, property, transfer, payroll, withholding, severance, occupation, social security, unemployment compensation, alternative minimum, value added, intangibles or other taxes, fees, stamp taxes, duties, charges, levies or assessments of any kind whatsoever (whether payable directly or by withholding), together with any interest and any penalties, fines, additions to tax or additional amounts imposed by any governmental or regulatory authority with respect thereto, (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of a consolidated, combined, unitary or aggregate group for any Taxable period, and (iii) any liability for the payment of any amounts of the type described in (i) or (ii) as a result of being a transferee or successor to any person or as a result of any express or implied obligation to indemnify any other Person.

“Termination Date” shall have the meaning set forth in Section 6.6.

“Trade Secrets” means technology, trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models, and methodologies.

The words “hereof”, “herein” and “hereunder” and the words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The terms defined in the singular shall have a comparable meaning when used in the plural and vice versa.

ARTICLE II

Transactions; Terms of Option

2.1 Issuance of Shares. Subject to the terms and conditions of this Agreement, the Company shall, within seven (7) days from the date of this Agreement, or from the latest date of completion of the events (a), (b) and (c) stated below, whichever is the later, issue and deliver to the Vendors an aggregate of fifty thousand (50,000) newly issued restricted Series C Convertible Preferred Shares of the Company( the rights and preferences of such preferred shares are set forth in Exhibit B of Schedule 2.1 hereto attached and such preferred shares are issued in the names and denominations as set forth in Exhibit A of Schedule 2.1 hereto attached) being the consideration hereinafter referred to as the “Option Consideration”) for the granting by the Vendors of an option to the Company to acquire from them all their SMSBIZ Shares as set forth in a note with terms and conditions as those set forth in Schedule 2.1 (hereinafter referred to as the “OPTION NOTE”) which shall be issued and delivered by the Vendors to the Company immediately upon their receipt of the said Option Consideration:

(a) Upon signing of this Agreement, the Vendors shall cause, and SMSBIZ shall agree to give its consent for, Etone Network Sdn. Bhd. (hereinafter referred to as “Etone”), a distributor of SMSBIZ, to assign the existing distributorship agreement entered into between Etone and SMSBIZ dated September 1st, 2006 as attached in Schedule 2.1(a) hereto (herein after referred to as the “EDA”) to Payment Business Solutions Sdn. Bhd., (hereinafter referred to as “PBS”), a wholly-owned subsidiary of the Company, for PBS to distribute and sell the products and services produced by SMSBIZ (hereinafter referred to as “SMSBIZ Products”), and the Vendors and SMSBIZ hereby undertake that other than the existing distributors who have either entered into an distributorship agreement with, or appointed by, SMSBIZ prior to the date of this Agreement, SMSBIZ will not enter into any agreement or arrangement with or appoint in any manner, any party to be a distributor.

(b) Upon signing of this Agreement, the Vendors shall cause SMSBIZ to, and SMSBIZ shall, appoint, an experienced individual recommended by the Company (hereinafter referred to as the “Executive”), as the General Manager of SMSBZ under an employment contract (hereinafter referred to as the “EMC”) stipulating his/her responsibilities, duties and authorities to oversee and supervise all aspects of management activities of SMSBIZ, including but not limited to the accounting, financial, corporate administration, operations, systems, sales and marketing related matters and the development of the SMSBIZ Products, at a monthly remuneration of no less than Ringgit Malaysia Four Thousand (RM 4,000), should the General Manager resign from SMSBIZ for whatever reason, SMSBIZ shall replace him/her with another Executive; and

(c) Upon signing of the EMC, the Vendors shall cause SMSBIZ to, and SMSBIZ shall, include the General Manager as the joint signatory with either of the Vendors to operate the bank accounts of SMSBIZ, and the Vendors and SMSBIZ hereby undertake that from the date of signing of this Agreement, they shall not include any person other than the General Manager to be a signatory to such bank accounts and that the Vendors will not operate such bank accounts either singularly or jointly with one another. The Vendors and SMSBIZ further undertake that from the date of signing of this Agreement, they will not authorize the opening of another bank account other than the existing bank accounts as listed in Schedule 2.1(c) hereto.

(d) Within one hundred and twenty (120) days from the date of this Agreement, the Vendors shall cause SMSBIZ to, and SMSBIZ shall, submit an application to the Multimedia Development Corporation Sdn. Bhd. in Malaysia to be awarded a Multimedia Super Corridor (“MSC”) Status and with this regards, the Company shall provide its assistance to SMSBIZ in such application.

2.3 The Transactions. The transactions contemplated in this Agreement shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Board of Directors of the Company and SMSBIZ.

2.4 Security Act Of 1933. The securities issued by the Company in connection with this Agreement are issued pursuant to the exemption from registration contained in Regulation S of the Securities Act of 1933.

2.5 Legending of Securities. Each certificate for the Company Common Stock issued to the Vendors as part of the Consideration shall bear substantially the following legend:

  “THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT
  BE OFFERED OR SOLD IN THE UNITED STATES OR TO U.S. PERSONS UNLESSTHE SECURITIES ARE REGISTERED UNDER THE ACT, OR AN EXEMPTION FROMTHE REGISTRATION REQUIREMENTS IS AVAILABLE. FURTHER, HEDGINGTRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTEDUNLESS IN COMPLIANCE WITH THE ACT.”

  2.6 Fractional Shares. Notwithstanding any other provision of this Agreement, the Vendorswould otherwise have been entitled to receive a fraction of a share of the Company CommonStock (after taking into account all certificates delivered by the Vendors), the number ofshares issuable to the respective stockholder shall be rounded up to the next whole number.

ARTICLE III

Representations and Warranties of the Company

In order to induce SMSBIZ and the Vendors to enter into this Agreement and to consummate the transactions contemplated hereby, the Company makes the representations and warranties set forth below to SMSBIZ and the Vendors.

3.1 Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. The Company is duly qualified to transact business as a foreign corporation in all jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification except where the failure to so qualify would not have a Material Adverse Effect on the Company.

3.2 Authorization; Enforceability. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the Option transactions contemplated hereby and thereby have been duly authorized by all requisite corporate or individual action on the part of the Company. This Agreement has been duly executed and delivered by the Company, and constitute the legal, valid and binding obligation of the Company, assuming the due authorization, execution and delivery of this Agreement by SMSBIZ and the Vendors, enforceable in accordance with their respective terms, except to the extent that their enforcement is limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity.

3.3 No Violation or Conflict. To the Knowledge of the Company, the execution, delivery and performance of this Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby: (a) do not violate or conflict with any provision of law or regulation (whether federal, state or local), or any writ, order or decree of any court or governmental or regulatory authority, or any provision of the Company’s Articles of Incorporation or Bylaws; and (b) do not and will not, with or without the passage of time or the giving of notice, result in the breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default), cause the acceleration of performance, give to others any right of termination, amendment, acceleration or cancellation of or require any consent under, or result in the creation of any lien, charge or encumbrance upon any property or assets of the Company pursuant to any instrument or agreement to which the Company is a party or by which the Company or its properties may be bound or affected, other than instruments or agreements as to which consent shall have been obtained at or prior to the Closing.

3.4 Consents of Governmental Authorities and Others. To the Knowledge of the Company, other than in connection with the provisions of the Nevada Revised Statutes, the Exchange Act, and the Securities Act, no consent, approval, order or authorization of, or registration, declaration, qualification or filing with any federal, state or local governmental or regulatory authority, or any other Person, is required to be made by the Company in connection with the execution, delivery or performance of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, excluding the execution, delivery and performance of this Agreement by SMSBIZ and the Vendors.

3.5 Capitalization. As of the date of this Agreement, the authorized capital stock of the Company consists of (a) 50,000,000 shares of common stock, $0.001 par value per share, of which as of the date of this Agreement, about 36 million shares of common stock are issued and outstanding and (b) 10,000,000 shares of preferred stock, $0.001 par value per share, of which as of the date of this Agreement, 3,500,000 shares of preferred stock (Series A Preferred Shares) are or to be issued and outstanding and are convertible to Company Common Stocks at the rate of five (5) Company Common Stock for each Series A Preferred Share, and 2,500,000 shares of preferred stock (Series B Preferred shares) are or to be issued and outstanding and are convertible to Company Common Stocks at the rate of ten (10) Company Common Stocks for each Series B Preferred Share. All shares of outstanding Company Common Stock and Series A Preferred Shares and Series B Preferred Shares have been duly authorized, are validly issued and outstanding, and are fully paid and non-assessable.

ARTICLE IV

Representations and Warranties of the Vendors and SMSBIZ

In order to induce the Company to enter into this Agreement and to consummate the Transactions contemplated hereby, make the representations and warranties set forth below to the Company.

4.1 Organization. SMSBIZ is company duly organized, validly existing and in good standing under the laws of Malaysia. SMSBIZ is duly qualified to transact business in Malaysia.

4.2 Authorization; Enforceability. SMSBIZ and the Vendors each has the capacity to execute, deliver and perform this Agreement. This Agreement and all other documents executed and delivered by SMSBIZ and the Vendors pursuant to this Agreement have been duly executed and delivered and constitute the legal, valid and binding obligations of SMSBIZ and the Vendors assuming the due authorization, execution and delivery of this Agreement by the Company, enforceable in accordance with their respective terms, except to the extent that their enforcement is limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors’ rights generally and by general principals of equity.

4.3 No Violation or Conflict. To the Knowledge of SMSBIZ and the Vendors, the execution, delivery and performance of this Agreement and the other documents contemplated hereby by SMSBIZ and the Vendors, respectively, and the consummation by SMSBIZ and the Vendors of the transactions contemplated hereby: (a) do not violate or conflict with any provision of Malaysia’s laws or regulations (whether federal, state or local), or any writ, order or decree of any court or governmental or regulatory authority, or any provision of SMSBIZ’s memorandum and articles of association; and (b) do not and will not, with or without the passage of time or the giving of notice, result in the breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default), cause the acceleration of performance, give to others any right of termination, amendment, acceleration or cancellation of or require any consent under, or result in the creation of any lien, charge or encumbrance upon any property or assets of SMSBIZ, as the case may be, pursuant to any instrument or agreement to which SMSBIZ is a party or by which SMSBIZ or its properties may be bound or affected, other than instruments or agreements as to which consent shall have been obtained at or prior to the Closing.

4.4 Consents of Governmental Authorities and Others. SMSBIZ has not obtained any consent in connection with the provisions of the Malaysia Companies Act. No consent, approval or authorization of, or registration, qualification or filing with any federal, state or local governmental or regulatory authority, or any other Person, is required to be made by SMSBIZ and the Vendors in connection with the execution, delivery or performance of this Agreement by SMSBIZ and the Vendors or the consummation by them of the transactions contemplated hereby, excluding the execution, delivery and performance of this Agreement by the Company.

4.5 The Vendors further hereby represent and warrant to the Company that:

(a) They understand that the Company's SHARES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES AGENCIES AND NO REGISTRATION STATEMENT HAS BEEN FILED WITH ANY REGULATORY AGENCY.

(b) They are not an underwriter and would be acquiring the Company's Shares solely for investment for his or her own account and not with a view to, or for, resale in connection with any distribution with in the meaning of the federal securities act, the state securities acts or any other applicable state securities acts.

(c) They are not a person in the United States of America and at the time the buy order was originated, were outside the United States of America and are not a citizen of the United States (a U.S. Person) as that term is defined in Reg. S of the Securities Act of 1933 and was not formed by a U. S. person principally for the purpose of investing in securities not registered under the Securities Act of 1933.

(d) They understand the speculative nature and risks of investments associated with the Company, and confirm that the Shares would be suitable and consistent with their investment program and that their financial position enables him or her to bear the risks of this investment.

(e) To the extent that any federal, and/or state securities laws shall require, (they hereby agree that any securities acquired pursuant to this Agreement shall be without preference as to assets.

(f) The certificate for Shares will contain a legend that transfer is prohibited except in accordance with the provisions of Regulation S.

(g) They have had the opportunity to ask questions of the Company and have received all information from the Company to the extent that the Company possessed such information, necessary to evaluate the merits and risks of any investment in the Company. Further, the Vendors acknowledge receipt of: (1) all material books, records and financial statements of the Company; (2) all material contracts and documents relating to the proposed transaction; (3) all documents and reports filed with the Commission; and, (4) an opportunity to question the appropriate executive officers or partners.

(h) The Vendors have satisfied the suitability standards and securities laws imposed by the Government of Malaysia.

(i) They have adequate means of providing for their current needs and personal contingencies and have no need to sell the Shares in the foreseeable future (that is at the time of the investment, they can afford to hold the investment for an indefinite period of time).

(j) They have sufficient knowledge and experience in financial matters to evaluate the merits and risks of this investment and further, are capable of reading and interpreting financial statements. Further, they are “sophisticated investors” as that term is defined in applicable court cases and the rules, regulations and decisions of the United States Securities and Exchange Commission.

(k) The offer and sale of the Shares referred to herein is being made outside the United States within the meaning of and in full compliance with Regulation S.

(l) They are not a U. S. person within the meaning of Regulation S and are not acquiring the Shares for the account or benefit of any U. S. person.

(m) They agree to resell such Shares only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act of 1933, as amended, or pursuant to an available exemption from registration.

ARTICLE V

Additional Agreements

5.1 Survival of the Representations and Warranties. The representations and warranties and covenants set forth in Article III and Article IV of this Agreement shall survive after the discharge of all the obligations of all the parties hereto until the expiration of twenty-four (24) months from the Closing Date of the Share Exchange Agreement as set forth in Exhibit C of the Option Note. No claim for indemnity with respect to breaches of representations and warranties may be brought by any party hereto, other than a claim for fraud or intentional misrepresentation, after expiration of the applicable survival period therefore as set forth in this Section 5.1.

5.2 Investigation. The representations, warranties, covenants and agreements set forth in this Agreement shall not be affected or diminished in any way by any investigation (or failure to investigate) at any time by or on behalf of the party for whose benefit such representations, warranties, covenants and agreements were made. All statements contained herein or in any schedule, certificate, exhibit, list or other document required to be delivered pursuant hereto, shall be deemed to be representations and warranties for purposes of this Agreement; provided, that any knowledge or materiality qualifications contained herein shall be applicable to such other documents.

5.3 SMSBIZ’s and The Vendors’ Indemnification. The Company agrees to indemnify and hold harmless SMSBIZ and the Vendors from and against any loss, claim, liability, cost, expense or other damages (including reasonable legal fees and expenses) (hereinafter known as “a SMSBIZ Loss”) which is caused by or arises out of: (a) any breach or default in the performance by the Company of any covenant or agreement made by the Company in this Agreement; (b) any breach of any representation or warranty made by the Company in this Agreement; and (c) any and all Litigation incident to any of the foregoing.

5.4 Limitations on SMSBIZ’s and The Vendors’ Indemnification from the Company. Notwithstanding anything contained herein to the contrary, SMSBIZ and the Vendors shall not be entitled to indemnification from the Company for a SMSBIZ Loss under the provisions of Section 5.3 hereof, unless and until the aggregate amount of all SMSBIZ Losses under Section 5.3 shall have exceeded $5,000, in which event SMSBIZ and the Vendors shall be entitled to such indemnification from the Company for all of the SMSBIZ Loss that exceeds $5,000; provided, that the amount of any SMSBIZ Loss for which indemnification is provided under Section 5.3 hereof shall be net of any amounts recovered by SMSBIZ and the Vendors under insurance policies (if any) with respect to such SMSBIZ Loss from the Company. SMSBIZ and the Vendors shall in a timely fashion submit a claim to its insurance carrier with respect to any SMSBIZ Loss from the Company for which the Company is obligated to provide indemnification to SMSBIZ and the Vendors hereunder. Indemnification from the Company shall be limited to US$100,000.

5.5 The Company’s Indemnification. SMSBIZ and the Vendors, jointly and severally, agree to indemnify and hold harmless the Company, and each of its current and former directors, officers, employees, Affiliates and agents (hereinafter known as “Asiapay Party”) from and against any loss, claim, liability, cost, expense or other damages (including reasonable legal fees and expenses) (hereinafter known as “a Company Loss”) which is caused by or arises out of: (a) any breach or default in the performance by SMSBIZ and/or any and/or both of the Vendors of any covenant or agreement made by SMSBIZ or any of the Vendors in this Agreement; (b) any breach of any representation or warranty made by SMSBIZ and the Vendors in this Agreement; and (c) any and all Litigation incident to any of the foregoing.

5.6 Limitations on the Company’s Indemnification. Notwithstanding anything contained herein to the contrary, the Asiapay Party’s shall not be entitled to indemnification for a Company Loss under the provisions of Section 5.5 hereof, unless and until the aggregate amount of all Company Losses under Section 5.5 shall have exceeded $5,000, in which event the Asiapay Party shall be entitled to such indemnification from SMSBIZ and/or any and/or both of the Vendors for all Company Losses that exceeds $5,000; provided, that the amount of any Company Loss for which indemnification is provided under Section 5.5 hereof shall be net of any amounts recovered by the Asiapay Party under insurance policies (if any) with respect to such Company Loss. The Asia pay Party shall in a timely fashion submit a claim to its insurance carrier with respect to any Company Loss for which SMSBIZ and/or any and/or both of the Vendors are obligated to provide indemnification to the Asiapay Party hereunder. Indemnification from SMSBIZ and/or any and/or both of the Vendors shall be limited to US$100,000.

5.7 Indemnity Procedure. A party or parties hereto agreeing to be responsible for or to indemnify against any matter pursuant to this Agreement is referred to herein as the “Indemnifying Party” and the other party or parties claiming indemnity is referred to as the “Indemnified Party”.

(a) An Indemnified Party under this Agreement shall, with respect to claims asserted against such party by any third party, give written notice to the Indemnifying Party of any liability which might give rise to a claim for indemnity under this Agreement within thirty (30) calendar days of the receipt of any written claim from any such third party, but not later than twenty (20) days prior to the date any answer or responsive pleading is due, and with respect to other matters for which the Indemnified Party may seek indemnification, give prompt written notice to the Indemnifying Party of any liability which might give rise to a claim for indemnity; provided, however, that any failure to give such notice will not waive any rights of the Indemnified Party except to the extent the rights of the Indemnifying Party are materially prejudiced.

(b) The Indemnifying Party shall have the right, at its election, to take over the defense or settlement of such claim by giving written notice to the Indemnified Party at least fifteen (15) days prior to the time when an answer or other responsive pleading or notice with respect thereto is required. If the Indemnifying Party makes such election, it may conduct the defense of such claim through counsel of its choosing (subject to the Indemnified Party’s approval of such counsel, which approval shall not be unreasonably withheld), shall be solely responsible for the expenses of such defense and shall be bound by the results of its defense or settlement of the claim. The Indemnifying Party shall not settle any such claim without prior notice to and consultation with the Indemnified Party, and no such settlement involving any equitable relief or which might have an adverse effect on the Indemnified Party may be agreed to without the written consent of the Indemnified Party (which consent shall not be unreasonably withheld). So long as the Indemnifying Party is diligently contesting any such claim in good faith, the Indemnified Party may pay or settle such claim only at its own expense and the Indemnifying Party will not be responsible for the fees of separate legal counsel to the Indemnified Party, unless the named parties to any proceeding include both parties and representation of both parties by the same counsel would be inappropriate. If the Indemnifying Party does not make such election, or having made such election does not, in the reasonable opinion of the Indemnified Party, proceed diligently to defend such claim, then the Indemnified Party may (after written notice to the Indemnifying Party), at the expense of the Indemnifying Party, elect to take over the defense of and proceed to handle such claim in its discretion and the Indemnifying Party shall be bound by any defense or settlement that the Indemnified Party may make in good faith with respect to such claim. In connection therewith, the Indemnifying Party will fully cooperate with the Indemnified Party should the Indemnified Party elect to take over the defense of any such claim.

(c) The parties agree to cooperate in defending such third party claims and the Indemnified Party shall provide such cooperation and such access to its books, records and properties as the Indemnifying Party shall reasonably request with respect to any matter for which indemnification is sought hereunder; and the parties hereto agree to cooperate with each other in order to ensure the proper and adequate defense thereof.

With regard to claims of third parties for which indemnification is payable hereunder, such indemnification shall be paid by the Indemnifying Party upon the earlier to occur of: (i) the entry of a judgment against the Indemnified Party and the expiration of any applicable appeal period, or if earlier, five (5) days prior to the date that the judgment creditor has the right to execute the judgment; (ii) the entry of an unappealable judgment or final appellate decision against the Indemnified Party; or (iii) a settlement of the claim. Notwithstanding the foregoing, provided that there is no dispute as to the applicability of indemnification, the reasonable expenses of counsel to the Indemnified Party shall be reimbursed on a current basis by the Indemnifying Party if such expenses are a liability of the Indemnifying Party. With regard to other claims for which indemnification is payable hereunder, such indemnification shall be paid promptly by the Indemnifying Party upon demand by the Indemnified Party.

ARTICLE VI

Consents and Termination

6.1 Consents. The Company, SMSBIZ and the Vendors shall have obtained all authorizations, consents, waivers and approvals as may be required to consummate the transactions contemplated by this Agreement.

6.2 Best Efforts. Subject to the terms and conditions provided in this Agreement, each of the parties shall use their respective best efforts in good faith to take or cause to be taken as promptly as practicable all reasonable actions that are within its power to cause to be fulfilled those of the conditions precedent to its obligations or the obligations of the other parties to consummate the transactions contemplated by this Agreement that are dependent upon its actions, including obtaining all necessary consents, authorizations, orders, approvals and waivers.

6.3 Termination. This Agreement and the transactions contemplated hereby may be terminated (a) at any time by the mutual consents at any time after the signing of this Agreement; or (b) by the Vendor or the Company, if the Consideration has not been received by the Vendors on or prior to December 31st, 2006 (such date of termination being referred to herein as the “Termination Date”), provided the failure of the receipt of the Consideration by the Vendors to occur by such date is not the result of the failure of the party seeking to terminate this Agreement to perform or fulfill any of its obligations hereunder; (c) by SMSBIZ and the Vendors, jointly or severally, at any time prior to the receipt of the Consideration by the Vendors in their or individual’s sole discretion if any of the representations or warranties of the Company in this Agreement are not in all material respects true, accurate and complete or if the Company breaches in any material respect any covenant contained in this Agreement, provided that such misrepresentation or breach is not cured within ten (10) business days after notice thereof, but in any event prior to the Termination Date ; or (d) by the Company at any time prior to the receipt of the Consideration by the Vendors in its sole discretion if any of the representations or warranties of SMSBIZ and/or any of the Vendors in this Agreement are not in all material respects true, accurate and complete or if SMSBIZ and/or any of the Vendors, breaches in any material respect any covenant contained in this Agreement, provided that such misrepresentation or breach is not cured within ten (10) business days after notice thereof, but in any event prior to the Termination Date or (ii) any of the Vendors’ and/or SMSBIZ’s obligations as stipulated in Section 2.1 above has not been satisfied by the date required thereof. If this Agreement is terminated pursuant to this Section 6.6, written notice thereof shall promptly be given by the party electing such termination to the other party and, subject to the expiration of the cure periods provided in clauses (c) and (d) above, if any, this Agreement shall terminate without further actions by the parties and no party shall have any further obligations under this Agreement. Notwithstanding the preceding sentence, the respective indemnification obligations of the parties under Article V shall survive the termination of this Agreement.

6.4 Increase in Authorized Shares of Common Stock. As soon as practicable after the execution of this Agreement but not more than 90 days from the delivery of the Series C Preferred Shares to the Vendors, subject to any review imposed by the SEC, the Company shall submit to the shareholders of the Company a proposal to amend its Articles of Incorporation, and all other necessary documentation, to effectuate an increase in the authorized number of shares of the Company Common Stock from 50,000,000 to 200,000,000.

6.5 Time For Conversion of Series C Preferred Shares. The Vendors shall be entitle to surrender all their Series C Preferred Shares held by them to the Company immediately after the effective date of the Company’s authorized Shares of Common Stock has been increased to 200 million or more.

6.6 Demand Registration Rights. Within 120 days after the conversion of the Series C Preferred Shares to the shares of the Company Common Stocks, the Company undertakes to take all necessary steps to prepare and file a registration statement pursuant to the Securities Act in connection with the proposed resale by the holders of shares of Common Stock of the Company which are to be issued as a consequence of this Agreement. The Company will use all efforts to promptly follow up with the SEC and to ensure that expeditious responses are given to any SEC enquiries relating to the best efforts to effect the registration of 100% of such shares of the Company Common Stock then owned by the Vendors and as requested by the Vendors to be included in such registration statement, all to the extent required to permit the sale or other disposition by the Vendors of such shares. The Company will notify the Vendors of the date of effectiveness of any registration statement in which such Company Common Stock is registered. Concurrent with the preparation and filing of the registration statement the Company will prepare an agreement to be signed by each of the Vendors restricting the sale of their shares, once registered, as follows:

(i)	40% of the total number of shares registered for each of the Vendors to be saleable from the effective date of the registration statement;

(ii)	an additional 30% of the total number of shares registered for each of the Vendors to be saleable from 6 months after the effective date of the registration statement; and

(iii)	an additional 30% of the total number of shares registered for each of the Vendors to be saleable from 12 months after the effective date of the registration statement.

All expenses incurred by the Company in connection with the registration of such securities pursuant to this Section 6.4 shall be borne by the Company.

ARTICLE VII

Covenants

7.1 General Confidentiality. Each of the Parties will treat and hold as such all of the Confidential Information of the other Parties, refrain from using any of the Confidential Information except in connection with this Agreement, and unless there is a closing on the Exchange, deliver promptly to the owner of such Confidential Information or destroy, at the request and option of the owner of the Confidential Information, all tangible embodiments (and all copies) of the Confidential Information which are in its possession. In the event that any of the Parties is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, that Party will notify the affected Party promptly of the request or requirement so that the affected Party may seek an appropriate protective order or waive compliance with the provisions of this Section 7.1. If, in the absence of a protective order or the receipt of a waiver hereunder, any of the Parties is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, that Party may disclose the Confidential Information to the tribunal; provided, however, that the disclosing Party shall use its commercially reasonable efforts to obtain, at the request of the affected Party, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the affected Party shall designate. The foregoing provisions shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure.

7.2 Tax Treatment. Neither the Company nor any of the Vendors will knowingly take any action, written or otherwise, which would result in the transactions contemplated by this Agreement not being accounted for as tax-free exchange under the Code.

7.3 General. In case at any time after the receipt by the Vendors of the Consideration, any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefore under Article V).

ARTICLE VIII

Miscellaneous

8.1 Notices. Any notice, demand, claim or other communication under this Agreement shall be in writing and delivered personally or sent by certified mail, return receipt requested, postage prepaid, or sent by facsimile or prepaid overnight courier to the parties at the addresses as follows (or at such other addresses as shall be specified by the parties by like notice):

If to the Company:	Asia Payment Systems, Inc. 39th Floor, One Exchange Square 8 Connaught Place Central, Hong Kong Attn: KK Ng, President & CEO

If to SMSBIZ and the Vendors:	SMS BIZ Sdn. Bhd. 3A-11, 3A Floor, suite A, Block A, Damansara Intan, No 1, Jalan SS 20/27. 47400, Petaling Jaya, Selangor, Malaysia.

Such notice shall be deemed delivered upon receipt against acknowledgment thereof if delivered personally, on the third business day following mailing if sent by certified mail, upon transmission against confirmation if sent by facsimile and on the next business day if sent by overnight courier.

8.2 Entire Agreement; Incorporation. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein contain every obligation and understanding between the parties relating to the subject matter hereof and merges all prior discussions, negotiations, agreements and understandings, both written and oral, if any, between them, and none of the parties shall be bound by any conditions, definitions, understandings, warranties or representations other than as expressly provided or referred to herein. All schedules, exhibits and other documents and agreements executed and delivered pursuant hereto are incorporated herein as if set forth in their entirety herein.

8.3 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, personal representatives, legal representatives, and permitted assigns.

8.4 Assignment. This Agreement may not be assigned by any party without the written prior consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

8.5 Waiver and Amendment. Any representation, warranty, covenant, term or condition of this Agreement which may legally be waived, may be waived, or the time of performance thereof extended, at any time by the party hereto entitled to the benefit thereof, and any term, condition or covenant hereof (including, without limitation, the period during which any condition is to be satisfied or any obligation performed) may be amended by the parties thereto at any time. Any such waiver, extension or amendment shall be evidenced by an instrument in writing executed on behalf of the party against whom such waiver, extension or amendment is sought to be charged. No waiver by any party hereto, whether express or implied, of its rights under any provision of this Agreement shall constitute a waiver of such party’s rights under such provisions at any other time or a waiver of such party’s rights under any other provision of this Agreement. No failure by any party thereof to take any action against any breach of this Agreement or default by another party shall constitute a waiver of the former party’s right to enforce any provision of this Agreement or to take action against such breach or default or any subsequent breach or default by such other party.

8.6 No Third Party Beneficiary. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any Person other than the parties hereto and their respective heirs, personal representatives, legal representatives, successors and permitted assigns, any rights or remedies under or by reason of this Agreement, except as otherwise provided herein.

8.7 Severability. In the event that any one or more of the provisions contained in this Agreement, or the application thereof, shall be declared invalid, void or unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall remain in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such invalid, void or unenforceable provision with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid, void or unenforceable provision.

8.8 Expenses. Except as otherwise provided herein, each party agrees to pay, without right of reimbursement from the other party, the costs incurred by it incident to the performance of its obligations under this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, costs incident to the preparation of this Agreement, and the fees and disbursements of counsel, accountants and consultants employed by such party in connection herewith.

8.9 Headings. The table of contents and the section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of any provisions of this Agreement.

8.10 Other Remedies; Injunctive Relief. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. In any action at law or suit in equity to enforce this Agreement or the rights of the parties hereunder, the prevailing party in any such action or suit shall be entitled to receive a reasonable sum for its attorneys’ fees and all other reasonable costs and expenses incurred in such action or suit.

8.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Facsimile signatures shall be deemed valid and binding.

8.12 Remedies Exclusive. Except in the case of fraud or equitable remedies expressly provided for herein, the parties acknowledge and agree that the indemnification provisions set forth in Article V of this Agreement constitute the parties’ sole and exclusive remedy with respect to any and all claims relating to the transactions contemplated by this Agreement.

8.13 Governing Law. This Agreement has been entered into and shall be construed and enforced in accordance with the laws of Malaysia, without reference to the choice of law principles thereof.

8.14 Jurisdiction and Venue. This Agreement shall be subject to the exclusive jurisdiction of the courts of Malaysia. The parties to this Agreement agree that any breach of any term or condition of this Agreement shall be deemed to be a breach occurring in Malaysia by virtue of a failure to perform an act required to be performed in the Malaysia and irrevocably and expressly agree to submit to the jurisdiction of the courts of Malaysia for the purpose of resolving any disputes among the parties relating to this Agreement or the transactions contemplated hereby. The parties irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, or any judgment entered by any court in respect hereof brought in Malaysia, and further irrevocably waive any claim that any suit, action or proceeding brought in Malaysia has been brought in an inconvenient forum.

8.15 Participation of Parties. The parties hereby agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding, or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

8.16 Further Assurances. The parties hereto shall deliver any and all other instruments or documents reasonably required to be delivered pursuant to, or necessary or proper in order to give effect to, all of the terms and provisions of this Agreement.

8.17 Publicity. No public announcement or other publicity concerning this Agreement or the transactions contemplated hereby shall be made without the prior written consent of the Company, the Vendors and SMSBIZ jointly as to form, content, timing and manner of distribution. Nothing contained herein shall prevent any party from making any filing required by federal or state securities laws or stock exchange rules.

8.18 No Solicitation. Neither SMSBIZ, the Vendors nor the Company shall authorize or permit any of its officers, directors, agents, representatives, managers, members, agents, or advisors to solicit, initiate or encourage or take any action to facilitate the submission of inquiries, proposals or offers from any person relating to any matter concerning any merger, consolidation, business combination, recapitalization or similar transaction involving SMSBIZ or the Company, respectively, other than the transaction contemplated by this Agreement or any other transaction the consummation of which would or could reasonably be expected to impede, interfere with, prevent or delay the exercise by the Company its rights pursuant to the Option Note or which would or could be expected to dilute the benefits to each of the parties of the transactions contemplated hereby. SMSBIZ, the Vensdors and the Company will immediately cease and cause to be terminated any existing activities, discussions and negotiations with any parties conducted heretofore with respect to any of the foregoing.

IN WITNESSES HEREOF, the Parties hereto have each executed and delivered this Agreement as of the day and year first above written.

For And On Behalf Of		Witnessed By:
Asia Payment Systems, Inc. (the “Company) By:

KING K. NG		LOW KOK KENG
King K. Ng		Name: Low Kok Keng
Director, President & CEO

For And On Behalf Of		Witnessed By:
SMS Biz Sdn. Bhd. (“SMSBIZ”) By:

YAP KIT CHUAN		CHONG SHIAN CHANG
Yap Kit Chuan		Name: Chong Shian Chang
Director

For And On Behalf Of Themselves (“the Vendors”)		Witnessed By:

YAP KIT CHUAN	CHUA TONG LING	NG CHEE KEONG
Yap Kit Chuan	Chua Tong Ling	Name: Ng Chee Keong
Malaysia I/C No.:	Malaysia I/C No.:
761026-05-5043	741021-21-5056

SCHEDULE 2.1

Option Note

[See Following Pages]

[The rest of this page is left intentionally blank]

OPTION NOTE

This Option Note Is issued by Yap Kit Chuan and Chua Tong Ling jointly to Asia Payment Systems, Inc. dated November 28, 2006.

Yap Kit Chuan (hereinafter after referred to as “Yap”), a citizen of Malaysia holding Malaysia Identity Card No. 761028-05-5043 and residing at No.25, Jalan SP 6/3, Taman Segar Perdana, 43200 Cheras, Selangor, Malaysia and Chua Tong Ling (hereinafter referred to as “Chua”), a Malaysian citizen holding Malaysia Identity Card No. 741021-06-5056 and residing at the same address as Yap above (hereinafter collectively referred to as the “Vendors”), both of whom are the only registered shareholders of SMS Biz Sdn. Bhd., a company incorporated in Malaysia, with a company number 504305-P and having a registered address at 3A-11, 3A Floor, Suite A, Block A, Damansara Intan, No.1, Jalan SS20/27, 47400 Petaling Jaya, Selangor, Malaysia (hereinafter referred to as “SMSBIZ”), for an aggregate of fifty thousand (50,000) Series C Convertible Preferred Shares (issued in the amounts and names as set forth in Exhibit A attached hereto and hereinafter referred to as the “Option Consideration”) received from Asia Payment Systems, Inc., a public company incorporated in the State of Nevada, U.S.A. and listed in NASD OTCBB under the trading symbol ‘APYM’ and having a principal office address at 39th Floor, One Exchange square, 8, Connaught Place, Central, Hong Kong (hereinafter referred to as the “Company”), hereby grant, with the approval of SMSBIZ’s directors, to the Company an option to acquire their entire shareholdings in SMSBIZ (“hereinafter referred to as the “Option Note”).

The following is a statement of the rights of the Company and the Vendors as well as the conditions to which this Option Note is subject, and to which the Company, by the acceptance, and the Vendors, by the issuance, of this Option Note, agree:

1.0 The Rights and preference of the Option Consideration. The Series C Convertible Preferred Shares will be convertible to the Common Shares of the Company on a basis of 100 Common Shares of the Company for each Series C Convertible Preferred Share upon the Company having increased its authorized Common Shares to two hundred million (200,000,000) or more and shall have the rights and preferences as stipulated in Exhibit B attached hereto.

2.0 Exercising of this Option Note by The Company. At the option of the Company and at any time during the term of this Option Note, the Company may exercise its rights as contained in this Option Note by giving a notice in writing to the Vendors and SMSBIZ (herein after referred to as the “Notice”) to acquire from the Vendors all the SMSBIZ Shares held by the Vendors in exchange for 20,000 Series D Convertible Preferred Shares of the Company (herein after referred to as the “Exchange Consideration”) which will be convertible to the Common Shares of the Company on a basis of 100 Common Shares for each Series D Convertible Preferred Share upon the Company having increased its authorized Common Shares to two hundred million (200,000,000) or more and shall have the rights and preferences as stipulated in Exhibit B attached hereto, as well as in Schedule 1 of the Share Exchange Agreement as set forth in Exhibit C attached hereto (hereinafter referred to as the “SEA”).

3.0 Execution of Share Exchange Agreement. The Vendors and SMSBIZ, shall within seven (7) days from the date of the Notice, execute the SEA for the acquisition by the Company of one hundred percent (100%) of the SMSBIZ Shares issued by SMSBIZ and held by the Vendors.

4.0 Cancellation of This Option Note. This Option Note shall be cancelled upon the closing of the SEA in the manner and time as provided for in the SEA (hereinafter referred to as the “Closing”) or at the expiration of this Option pursuant to Section 14.0 below or upon the returning of this Option Note by the Company to the Vendors pursuant to Section 5.0 below, whichever is earliest.

5.0 Return Of Option Note By The Company. The Company shall, at its sole discretion and at any time before the expiration of this Option Note, return this Option Note to the Vendors for cancellation if any of the following events shall occur:

(i)

The total sale revenues of SMSBIZ for any three-month period from the month following the date of this Option Note, shall be less than Ringgit Malaysia One Million (RM1,000,000) or for any six-month period from the month following the date of this Option Note, shall be less than Ringgit Malaysia Two Million And Two Hundred (RM2,200,000) as certified by its General Manager or its appointed auditors;

(ii)

The total pre-tax profits of SMSBIZ for any three-month period from the month following the date of this Option Note, shall be less than Ringgit Malaysia Fifty Thousand (RM 50,000) or for any six-month period from the month following the month of the Option Notice, shall be less than Ringgit Malaysia One hundred And Ten thousand (RM110,000) as certified by its General Manager or its appointed auditor

(iii)

The loans granted by any financial institution to SMSBIZ is not fully repaid by SMSBIZ or the Vendors by the end of thirty six (36) months or such other longer time as the Company at its sole discretion may deem proper, from the date of this Option Note;

(iv)

The advances made by SMSBIZ to the directors/shareholders of SMSBIZ are not fully repaid by the directors or the Vendors by the end of thirty six (36) months, or such other longer time as the Company at its sole discretion may deem proper, from the date of this Option Note;

(v)

The institution by SMSBIZ or any creditor of SMSBIZ of proceedings against it to be adjudicated a bankrupt or insolvent under the Malaysia Bankruptcy Act, or the General Manager or the directors of SMSBIZ is/are of the opinion that SMSBIZ is unable to meet its obligations to pay its debts;

(vi)	The license granted by the Malaysian Communications And Multimedia Commission (“MCMC”) to SMSBIZ (attached hereto as Exhibit D), shall be revoked or not be renewed for whatever reason.

(vii)	Any of the Vendors disposes or transfers any of his or her SMSBIZ Shares to any person or corporation other than the Company;

(viii)

SMSBIZ issues any new SMSBIZ Shares or preferred shares or loan stocks (convertible or otherwise) or any other form of security to any of the Vendors or any person or corporation other than the Company without the consent of the Company;

(ix)	SMSBIZ increases the amount of borrowings above the amount obtained prior to the date of this Option Note from its directors/shareholders, Maybank Berhad and/or Standard Chartered Bank Berhad;.

(x)	SMSBIZ appoints additional director(s) or changes its director(s) appointed prior to the date of this Option Note without the consent of the Company;

(xi)	SMSBIZ changes the nature of its business after the date of this Option Note without the consent of the Company;

(xii)	SMSBIZ dismisses its General Manager without the consent of the Company;

(xiii)	SMSBIZ terminates the distributorship agreement assigned by Etone Sdn. Bhd. to Payment Business Solutions Sdn. Bhd. without the consent of the Company;

(xiv)	SMSBIZ opens any new bank account and/or changes the signatories of its existing bank accounts without the consent of the Company;

(xv)	SMSBIZ declares and/or pays out any dividend to its shareholders after the date of this Option Note without the consent of the Company

(xvi)

SMSBIZ commits and/or acquire any capital asset or make any investment above Ringgit Malaysia Ten Thousand (RM10,000) in aggregate after the date of this Option Note without the consent of the Company.

(xvii)

SMSBIZ has not submitted, within one hundred and twenty days (120) days from the date of this Option Note, an application to the Multimedia Development Corporation Sdn. Bhd. to be awarded a Multimedia Super Corridor Status.

(xviii)

The intended acquisition of the Vendors Shares by the Company is not approved by any government authority of Malaysia or the conditions that may be imposed by such authority on such acquisition are not acceptable to the Company and in such event, the Company or its subsidiary, Payment Business Solutions Sdn.

Bhd.(hereinafter referred to as “PBS”) which is a distributor of SMSBIZ, has failed to negotiate for new and higher discount rates for distributing SMSBIZ’s products, within thirty (30) days from the date of receipt of the notice from the government authority of Malaysia of non-approval or approval with conditions attached.

6.0 Return/Rrefund Of Option Consideration. Upon the returning of the Option Note by the Company to the Vendors pursuant to Section 5.0 above, the Vendors shall immediately return to the Company (a) Thirty Thousand (30,000) of the Series C Preferred Shares of the Company or Three Million (3,000,000) of the Company Common Stocks if the Series C Preferred Shares have been converted to the Company Common Stocks, if the returning of the Option Note shall be a result of the occurrence of any of the events stated in Sub-sections (i) to (iv) of Section 5.0 above; or (b) Fifty Thousand (50,000) of the Series C Preferred Shares of the Company or Five Million (5,000,000) of the Company Common Stocks if the Series C Preferred Shares have been converted to the Company Common Stocks, if the returning of the Option Note shall be a result of the occurrence of any of the events stated in Sub-sections (v) to (xvii) of Section 5.0 above; or (c) Forty Thousand (40,000) of the Series C Preferred Shares of the Company or Four Million (4,000,000) of the Company Common Stocks if the returning of the Option Note shall be a result of the failure for all the Parties hereto to reach an agreement on higher discount rates that SMSBIZ may be offering to PBS as as well as the extension of the date for Completion as stated herein, due to the occurrence of event stated in Sub-section (xviii)

7.0 Colletrallized Shares. YAP hereby agrees that for the observance of the performances of all the Vendors’ obligations under this Option Note, the Company shall be entitled to:

(a) withhold Two Million (2,000,000) of the Company Common Stocks issued to YAP pursuant to this Option Note as collateral (hereinafter referred to as “Collateralized Shares”) and that the Company shall be entitled to sell part or all of such Collateralized Shares in the open market upon the occurrence of any or more of the following events:

(i) upon the demand made by Maybank Berhad and/or Standard Chartered Bank Berhad to SMSBIZ for SMSBIZ to repay the Maybank Loan or Standchart Loan, respectively, in part of in full, and that neither SMSBIZ nor any of the Vendors has fully met such demand(s) within half the stipulated time by the respective bank;

(ii) if the Maybank Loan and/or Standardchart Loan is/are not repaid by SMSBIZ and/or the Vendors by the end of Thirty Six (36) months from the date of the Option Note;

(iii) if the Directors’/ Shareholders’ Advances are not fully repaid to SMSBIZ by the Vendors by the end of Thirty Six (36) months from the date of the Option Note;

(iv) if the receivables on the book of SMSBIZ as at the time of the Company giving the Notice to exercise its right to acquire the SMSBIZ Shares from the Vendors, exceeds Ringgit Malaysia twenty Thousand (RM20,000) in total or any of the said receivables ages more than 30 days (hereinafter referred to as the “Excess Receivables”) from the date of the invoices issued to the debtor(s); and

(b) use the proceeds of the sale of the Collateralized Shares to settle the Maybank Loan and/or Standchart Loan to the respective banks and/or the Directors’/Shareholders’ advances and/or the Excess Receivables to SMSBIZ.

8.0 Release of Collateralized Shares to Yap. The Company shall, upon the full settlement of (a) the Maybank Loan and Standchart Loan by SMSBIZ and/or the Vendors and/or from the proceeds of he sale of the Collateralized Shares; (b) the Directors’/Shareholders’ advances to SMSBIZ by the Vendors and/or from the proceeds of the sale of the Collateralized Shares, and (c) the Excess Receivables by the Vendors and/or from the proceeds of the sale of the Collateralized Shares, and the Completion, release and deliver to Yap the balance of the Collateralized Shares.

9.0 Representations and Acknowledgments of the Vendors. The Vendors hereby represent, warrant, acknowledge and agree that:

(i) The Vendors are acquiring the Option Consideration and the Exchange Consideration and the securities issuable pursuant to this Option Note (hereinafter collectively referred to as the “Securities”) for the Vendors’ own accounts, and not directly or indirectly for the account of any other person. The Vendors are acquiring the Securities for investment and not with a view to distribution or resale thereof except in compliance with the U.S. Securities Act of 1933 (hereinafter referred to as the “Act”) and any applicable state law regulating securities.

(ii) The Vendors have had the opportunity to ask questions of, and to receive answers from, appropriate executive officers of the Company with respect to the terms and conditions of the transactions contemplated hereby and those in the SEA, and with respect to the business, affairs, financial condition and the results of the operations of the Company;

(iii) The Vendors must bear the economic risk of investment for an indefinite period of time because the Securities have not been registered under the Act and therefore cannot and will not be sold unless they are subsequently registered under the Act or an exemption from such registration is available. The Company has made no agreements, covenants or undertakings whatsoever to register the Securities under the Act other than pursuant to an investor rights agreement. The Company has made no representations, warranties or covenants whatsoever as to whether any exemption from the Act, including, without limitation, any exemption for limited sales in routine brokers’ transactions pursuant to Rule 144 under the Act, will become available and any such exemption pursuant to Rule 144, if available at all, will not be available unless: (a) a public trading market then exists in the Company’s common stock, (b) adequate information as to the Company’s financial and other affairs and operations is then available to the public, and (c) all other terms and conditions of Rule 144 have been satisfied;

(iv) Transfer of the Securities has not been registered or qualified under any applicable U.S. state law regulating securities and therefore the Securities cannot and will not be sold unless they are subsequently registered or qualified under any such act or an exemption there from is available. The Company has made no agreements, covenants or undertakings whatsoever to register or qualify the Securities under any such act. The Company has made no representations, warranties or covenants whatsoever as to whether any exemption from any such act will become available.

(v) The Vendors shall continue (a) to remain as the guarantors for the loan from Maybank Berhad (hereinafter referred to as the “Maybank Loan”) and the loan from Standard Chartered Bank Berhad hereinafter referred to as the “Stanchart Loan”) obtained by SMABIZ and (b) to be obligated to Credit Guarantee corporation Berhad for its guarantee given to Maybank Berhad for the Maybank Loan, and Chua shall not uplift or withdraw any amount of her fixed deposits with Maybank Berhad as third party guarantee for the Maybank Loan.

(vi) The Vendor shall cause and ensure that SMSBIZ shall use no less than fifty percent (50%) of its monthly net profits before tax to reduce the outstanding amounts of the Maybank Loan and Standchart Loan, until such loans are fully repaid.

(Vii) The Vendors shall not, and shall ensure that SMSBIZ shall not, commit any act that may cause any bank to recall or terminate or accelerate the repayment of the loans extended to SMSBIZ.

(viii) The Vendors shall ensure that SMSBIZ shall not change its memorandum and articles of association after the date of this Option Note without the consent of the Company.

(ix) The vendors shall not do or permit SMSBIZ to do any act as described in Subsections (vii) to (xvi) of Section 5 above.

10.0 Waiver and Amendment. Any provision of this Option Note may be amended, waived or modified only upon the written consent of the Company and the Vendors.

11.0 Restrictions on Transfer. This Option Note may not be assigned or transferred. All rights and obligations of the Company and Vendors shall be binding upon and benefit the successors, assigns, heirs, and administrators of the parties.

12.0 Governing Law. This Option Note shall be governed by the laws of Malaysia without regard to conflict of laws principles.

13.0 Fees. All expenses incurred in connection with this Option Note, including attorneys’ fees, shall be paid by the Company.

14.0 Expiration of This Option Note. This Option Note shall expire at the end of sixty (60) days either (a) from the date of the certification by a public accountant appointed by the Company at the cost of SMSBIZ or from the date of an audited account for any year ending by the auditors appointed by SMSBIZ, whichever is earlier, certifying that (i) SMSBIZ does not have any borrowing from any bank or financial institution or corporation or person other than any or both of the Vendors; (ii) SMSBiZ has no outstanding amount of advances and/or loans owed by any of its directors or shareholders or any corporation or person; and (iii) SMSBIZ’s receivables as at December 31, 2005 and those that may have arisen from the sales of its products and services since January 1, 2006, excluding those that are aged less than four (4) weeks from the date of invoices issued by SMSBIZ to its customers and/or distributors, have been fully collected or made good by the Vendors; or (b) from the date of obtaining the approval from the government authorities of Malaysia (if necessary and without conditions attached to such approval) for the Company to acquire the entire shareholdings of SMSBIZ, whichever is the later.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Option Note on this ______day of ______________, 2006.

Issued By the Vendors Yap Kit Chuan (“Yap”)	Accepted For and On Behalf Of Asia Payment Systems, Inc.(“the Company”)

To Be Signed	To Be Signed
By:
Malaysia I/C No.: 761026-05-5043	King K. Ng
AND	Director, President & CEO
Chua Tong Ling (“Chua”)

To Be Signed
Malaysia I/C No.: 741021-06-5056

Witnessed by:	Witnessed by:

To Be Signed	To Be Signed
Name:	Name: Low Kok Keng

EXHIBIT A

LIST OF THE VENDORS AND NUMBER OF SERIES C and SERIES D PREFERRED SHARES TO BE ISSUED TO :

Name	Number of Series C	Number of Series D
And I/C No.	Convertible Preferred Shares	Convertible Preferred Shares
Yap Kit Chuan	37,500	15,000
Malaysia I/C No.	[Thirty Seven Thousand Five Hundred]	[Fifteen Thousand]
761028-05-5043

Chua Tong Ling	12,500	5,000
Malaysia I/C No.	[Twelve Thousand Five Hundred]	[Five Thousand]
741021-06-5056

[The rest of this page is intentionally left blank]

EXHIBIT B

RIGHTS AND PREFERENCES OF SERIES C AND SERIES D PREFERRED SHARES OF THE COMPANY CONVERTIBLE

Series C and Series D Convertible Preferred Shares of Asia Payment Systems, Inc., a Nevada company, have the following rights and preferences:

1.	Preference ranking ahead of shares of Common Stock at dissolution or any distribution of assets.

2.	Convertible into shares of Common Stock of the Company at the rate of one (1) Series C (or Series D) Preferred share converting into one hundred (100) shares of Common Stock.

3.	Voting rights at all general or special meetings of the Company or via shareholder resolutions at the rate of one hundred (100) votes for each Series C (or Series D) Preferred share.

4.

Within five (5) business days from the date of surrender of the holder’s Series C (or Series D) Preferred Shares the Company will issue a new certificate or certificates for the requisite number of shares of Common Stock of the Company.

5.	The Common Stock so issued will bear a legend as described in Section 2.4 of this Business Alliance Agreement.

6.	Each Series C (or series D) Preferred Share will be entitled to dividends at the rate of one hundred (100) times the dividends declared for each share of Common Stock.

[ The rest of this page is intentionally left blank]

EXHIBIT C

THE SHARE EXCHANGE AGREEMENT TO BE ENTERED INTO AMONG SMSBIZ SDN. BHD. (“SMSBIZ”), YAP KIT CHUAN (“YAP”) CHUA TONG LING (“CHUA”) AND ASIA PAYMENT SYSTEMS, INC.

[See following pages]

[The rest of this page is intentionally left blank]

SHARE EXCHANGE AGREEMENT

BY AND AMONG

ASIA PAYMENT SYSTEMS, INC. (“COMPANY”),

SMS BIZ SDN. BHD. (“SMSBIZ”),

YAP KIT CHUAN (“YAP”),

AND

CHUA TONG LING (“CHUA”),

TABLE OF CONTENTS

SHARE EXCHANGE AGREEMENT		1

W I T N E S S E T H:		I
ARTICLE 1		I
Definitions		I
ARTICLE II		IV
Transactions; Terms Of Share Exchange; Manner Of Exchange		IV
2.1	Exchange Of Shares.	8
2.2	Time And Place Of Closing.	9
2.3	Effective Time.	5
2.4	Exchange Of Shares.	5
2.5	Legending Of Securities.	V
2.6	Fractional Shares.	V
2.7	Lost, Stolen Or Destroyed Certificates.	10
ARTICLE III		7
Representations And Warranties Of The Company		VI
3.1	Organization.	7
3.2	Authorization; Enforceability.	VI
3.3	No Violation Or Conflict.	VI
3.4	Consents Of Governmental Authorities And Others.	VI
3.5	Conduct Of Business.	11
3.6	Litigation.	12
3.7	Brokers.	12
3.8	Compliance.	12
3.9	Charter, Bylaws And Corporate Records.	12
3.10	Subsidiaries.	12
3.11	Capitalization.	VII
3.12	Rights, Warrants, Options.	13
3.13	Commission Filings And Financial Statements.	13
3.14	Absence Of Undisclosed Liabilities.	14
3.15	Real Property.	10
3.16	Benefit Plans And Agreements.	14
3.17	Taxes.	14
3.18	Environmental Matters.	15
3.19	Material Agreements.	16
3.20	Disclosure.	16
ARTICLE IV		13
Representations And Warranties Of SMSBIZ, YAP and CHUA		VII

4.1	Organization.	VII
4.2	Authorization; Enforceability.	VII
4.3	No Violation Or Conflict.	VII
4.4	Consents Of Governmental Authorities And Others.	VIII
4.5	Litigation.	18
4.6	Brokers.	18
4.7	Compliance.	14
4.8	Charter, Bylaws And Corporate Records.	18
4.9	Capitalization.	18
4.10	Subsidiaries.	18
4.11	Rights, Warrants, Options.	19
4.12	Conduct Of Business.	19
4.13	Taxes.	19
4.14	Environmental Matters.	20
4.15	Financial Statements.	21
4.16	Absence Of Undisclosed Liabilities.	17
4.17	Employment Agreements; Employee Benefit Plans And Employee Payments.	21
4.18	Intellectual Property.	21
4.19	Properties.	19
4.20	Disclosure	22
ARTICLE V		19
Additional Agreements		IX
5.1	Survival Of The Representations And Warranties.	IX
5.2	Investigation.	IX
5.3	Ionnex’s Indemnification.	X
5.4	Limitations On SMSBIZ’s Indemnification From the Company.	X
5.5	The Company’s Indemnification.	X
5.6	Limitations On the Company’s Indemnification.	20
5.7	Indemnity Procedures.	20
ARTICLE VI		XII
Closing; Deliveries; Conditions Precedent		27
6.1	Closing; Effective Date.	27
6.2	Deliveries.
6.3	Conditions Precedent To The Obligations Of SMSBIZ, YAP and CHUA	28
6.4	Conditions Precedent To The Obligations Of The Company.	29
6.5	Best Efforts.	XII
6.6	Termination.	XII
6.7	Registration Rights.	30
ARTICLE VII		XIV
Covenants		XIV

7.1	General Confidentiality.	XIV
7.2	Tax Treatment.	XIV
7.3	General.	26
ARTICLE VIII		XIV
Miscellaneous		XIV
8.1	Notices.	XIV
8.2	Entire Agreement; Incorporation.	XV
8.3	Binding Effect.	XV
8.4	Assignment.	XV
8.5	Waiver And Amendment.	27
8.6	No Third Party Beneficiary.	XVI
8.7	Severability.	XVI
8.8	Expenses.	XVI
8.9	Headings.	XVI
8.10	Other Remedies; Injunctive Relief.	28
8.11	Counterparts.	XVI
8.12	Remedies Exclusive.	XVII
8.13	Governing Law.	XVII
8.14	Jurisdiction And Venue.	XVII
8.15	Participation Of Parties.	XVII
8.16	Further Assurances.	XVII
8.17	Publicity.	30
8.18	No Solicitation.	XVII

Exhibits

Exhibit A - Rights and Preferences of Series D Convertible Preferred Shares of the Company

SHARE EXCHANGE AGREEMENT

This SHARE EXCHANGE AGREEMENT (the “Agreement”), dated as _____________________, by and among Asia Payment Systems, Inc., a Nevada corporation (“the Company”), and SMS Biz Sdn. Bhd., a corporation incorporated in Malaysia, having a registered address at Unit 3A-11, 3A Floor, Suite A, Block A, Damansara Intan, No, 1, Jalan SS20/27, 47400 Petaling Jaya, Selangor, Malaysia (hereinafter referred to as “SMSBIZ”), and the shareholders of SMSBIZ, namely Yap Kit Chuan, holding Malaysian I/D Card number 761028-05-5043 (hereinafter referred to as “YAP”), and Chua Tong Ling, holding Malaysian I/D Card number 741021-06-5056 (hereinafter referred to as “CHUA”), both residing at No.25, Jalan S/P 6/3, Taman Segar Perdana, 43200 Cheras, Selangor, Malaysia. .

W I T N E S S E T H:

WHEREAS, YAP and CHUA presently own 100% of the common stock of SMSBIZ (the “SMSBIZ Shares”);

WHEREAS, the Company desires to acquire from YAP and CHUA all of the SMSBIZ Shares in exchange for the issuance by the Company of Twenty Thousand (20,000) Series D Convertible Preferred Shares on the terms and conditions set forth below (the “Exchange”); and

WHEREAS, the parties desire this to be a tax-free exchange under the United States Internal Revenue Code.

NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties and agreements set forth herein, the Parties hereto agree as follows:

ARTICLE I

Definitions

In addition to terms defined elsewhere in this Agreement, the following terms when used in this Agreement shall have the meanings indicated below:

“Affiliate” shall mean with respect to a specified Person, any other Person which, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such Person, and without limiting the generality of the foregoing, includes, with respect to a Person (a) any other Person which beneficially owns or holds ten percent (10%) or more of any class of voting securities or other securities convertible into voting securities of such Person or beneficially owns or holds ten percent (10%) or more of any other equity interests in such Person, (b) any other Person with respect to which such Person beneficially owns or holds ten percent (10%) or more of any class of voting securities or other securities convertible into voting securities of such Person, or owns or holds ten percent (10%) or more of the equity interests of the other Person, and (c) any director or senior officer of such Person. For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

“Agreement” shall mean this Share Exchange Agreement together with all exhibits and schedules referred to herein, which exhibits and schedules are incorporated herein and made a part hereof.

“Certificates” shall have the meaning set forth in Section 2.4. “Closing” shall have the meaning set forth in Section 2.2. “Closing Date” shall mean the date that the Closing takes place. “Code” shall mean the Internal Revenue Code of 1986, as amended. “Commission” shall mean the United States Securities and Exchange Commission.

“Company Common Stock” shall mean the shares of the Company’s $0.001 par value per share common stock.

“Company Loss” shall have the meaning set forth in Section 5.5.

“Confidential Information” means any information concerning the businesses and affairs of SMSBIZ or the Company that is not already generally available to the public.

“Effective Time” shall have the meaning set forth in Section 2.3. “Environmental Laws” shall have the meaning set forth in Section 3.18. “Exchange” shall have the meaning set forth in the recitals.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended. “Exchange Consideration” shall have the meaning set forth in Section 2.1(a) .

“Exchange Documents” shall have the meaning set forth in Section 3.2.

“Financial Statements” shall mean SMSBIZ’s audited consolidated balance sheets, statement of operations, changes in stockholders equity and cash flow as of and for the fiscal years ended December 31st, 2006, December 31st 2007, December 31st, 200__, December 31st, 200__and unaudited statements as at ______________, 200__ prepared in conformity with GAAP.

“GAAP” shall mean United States generally accepted accounting principles.

“Guaranty” shall mean, as to any Person, all liabilities or obligations of such Person, with respect to any indebtedness or other obligations of any other Person, which have been guaranteed, directly or indirectly, in any manner by such Person, through an agreement, contingent or otherwise, to purchase such indebtedness or obligation, or to purchase or sell property or services, primarily for the purpose of enabling the debtor to make payment of such indebtedness or obligation or to guarantee the payment to the owner of such indebtedness or obligation against loss, or to supply funds to or in any manner invest in the debtor.

“Indemnified Party” shall have the meaning set forth in Section 5.7.

“Indemnifying Party” shall have the meaning set forth in Section 5.7.

“Intellectual Property” means patents, copyrights, Trademarks, applications for any of the foregoing, and Trade Secrets.

“SMSBIZ Share” shall mean the shares of SMSBIZ’s Ringgit Malaysia One (RM1.00) par value per share common stock.

“SMSBIZ Loss” shall have the meaning set forth in Section 5.3.

“Investments” shall mean, with respect to any Person, all advances, loans or extensions of credit to any other Person (except for extensions of credit to customers in the ordinary course of business), all purchases or commitments to purchase any stock, bonds, notes, debentures or other securities of any other Person, and any other investment in any other Person, including partnerships or joint ventures (whether by capital contribution or otherwise) or other similar arrangement (whether written or oral) with any Person, including, but not limited to, arrangements in which (i) the first Person shares profits and losses of the other Person, (ii) any such other Person has the right to obligate or bind the first Person to any third party, or (iii) the first Person may be wholly or partially liable for the debts or obligations of such partnership, joint venture or other entity.

“Knowledge” shall mean, in the case of any Person who is an individual, knowledge that a reasonable individual under similar circumstances would have after such reasonable investigation and inquiry as such reasonable individual would under such similar circumstances make, and in the case of a Person other than an individual, the knowledge that a senior officer, director or manager of such Person, or any other Person having responsibility for the particular subject matter at issue of such Person, would have after such reasonable investigation and inquiry as such senior officer, director, manager or responsible Person would under such similar circumstances make.

“Law” and “Laws” shall mean any federal, state, local or foreign statute, law, ordinance, regulation, rule, code, order or other requirement or rule of law.

“Liabilities” shall mean any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise, including, without limitation, liabilities on account of taxes, other governmental charges or Litigation, whether or not of a kind required by GAAP to be set forth on a financial statement.

“Litigation” shall mean any actions, suits, investigations, claims or proceedings.

“Material Adverse Effect” shall mean any event or condition of any character which has had or could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, assets, liabilities, properties, or business of the Company or SMSBIZ, as applicable.

“Periodic Reports” shall mean the Forms 10-KSB, 10-QSB, 8-K, and other Commission filings required by the Securities Exchange Act of 1934, as amended and Securities Act of 1933, as amended which have been filed by the Company with the Commission for the period beginning on January 1st, 2006 and ending at the Closing Date.

“Person” shall mean any natural person, corporation, unincorporated organization, partnership, association, limited liability company, joint stock company, joint venture, trust or government, or any agency or political subdivision of any government or any other entity.

“Preferred Shares” shall mean the Series D Convertible Preferred Shares of the Company containing the rights and preferences thereof as set forth on Exhibit A to this Agreement.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Subsidiary” of any Person shall mean any Person, whether or not capitalized, in which such Person owns, directly or indirectly, an equity interest of more than fifty percent (50%), or which may effectively be controlled, directly or indirectly, by such Person.

“Tax” and “Taxes” shall mean (i) all income, excise, gross receipts, ad valorem, sales, use, employment, franchise, profits, gains, property, transfer, payroll, withholding, severance, occupation, social security, unemployment compensation, alternative minimum, value added, intangibles or other taxes, fees, stamp taxes, duties, charges, levies or assessments of any kind whatsoever (whether payable directly or by withholding), together with any interest and any penalties, fines, additions to tax or additional amounts imposed by any governmental or regulatory authority with respect thereto, (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of a consolidated, combined, unitary or aggregate group for any Taxable period, and (iii) any liability for the payment of any amounts of the type described in (i) or (ii) as a result of being a transferee or successor to any person or as a result of any express or implied obligation to indemnify any other Person.

“Tax Returns” shall mean returns, declarations, reports, claims for refund, information returns or other documents (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of any Taxes of any party or the administration of any laws, regulations or administrative requirements relating to any Taxes.

“Termination Date” shall have the meaning set forth in Section 6.6.

“Trademarks” means trademarks, service marks, trade names, Internet domain names, designs, slogans, and general intangibles of like nature.

“Trade Secrets” means technology, trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models, and methodologies.

The words “hereof”, “herein” and “hereunder” and the words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The terms defined in the singular shall have a comparable meaning when used in the plural and vice versa.

ARTICLE II

Transactions; Terms of Share Exchange; Manner of Exchange

     2.1 Exchange of Shares. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined below):

     (a) The Company shall issue to YAP and CHUA (hereinafter collectively known as “SMSBIZ Investors”) an aggregate of Twenty Thousand (20,000) newly issued restricted Convertible Series D Preferred Shares of the Company (the “Exchange Consideration”) in the names and denominations as set forth on Schedule 2.1 hereto.

     (b) YAP and CHUA agree to deliver to the Company an original Five Hundred Thousand (500,000) issued shares of SMSBIZ Shares valued at RM1.00 each, representing 100% of the tock certificate or certificates evidencing Five Hundred Thousand issued and fully paid up SMSBIZ Shares. Further, YAP and CHUA agree to provide appropriately executed transfer documents in favor of the Company, in order to effectively vest in the Company all right, title and interest in and to the SMSBIZ Shares.

     (c) The Exchange shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Board of Directors of the Company and SMSBIZ.

     (d) The securities issued by the Company in connection with this Share Exchange Agreement are issued pursuant to the exemption from registration contained in Regulation S of the Securities Act of 1933.

     2.2 Time and Place of Closing. The closing of the transactions contemplated hereby (the “Closing”) will take place at 10:00 A.M. on the date following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby as set forth in Article VI (other than conditions with respect to actions the respective parties will take at the Closing itself) (the “Closing Date”). The Closing shall be held at such location or time as may be mutually agreed upon by the parties. The parties agree to take all necessary and prompt actions so as to complete the Closing, if possible, within thirty (30) days from the date of this Agreement.

     2.3 Effective Time. The Exchange and other transactions contemplated by this Agreement shall become effective on the Closing Date (the “Effective Time”).

     2.4 Exchange of Shares. At the Closing, YAP and CHUA shall surrender each certificate or certificates which represented 100% of the issued and fully paid up shares of SMSBIZ Shares immediately prior to the Closing Date (the “Certificates”) and YAP and CHUA shall at the Effective Time receive in exchange therefore the number of whole Exchange Consideration issuable (the number of shares issuable to the respective stockholder shall be rounded up to the next whole number). The Company shall not be obligated to deliver the Exchange Consideration to which any of YAP and CHUA is entitled as a result of the Exchange until YAP and CHUA surrender the Certificate or Certificates for exchange as provided in this Section 2.4. Any other provision of this Agreement notwithstanding, the Company shall not be liable to any of YAP and CHUA for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat or similar law.

     2.5 Legending of Securities. Each certificate for the Company Common Stock to be issued to YAP and CHUA as part of the Exchange Consideration shall bear substantially the following legend:

· “THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO U.S. PERSONS UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT, OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS IS AVAILABLE. FURTHER, HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.”

     2.6 Fractional Shares. Notwithstanding any other provision of this Agreement, if YAP and CHUA would otherwise have been entitled to receive a fraction of a share of the Company Common Stock (after taking into account all certificates delivered by YAP and CHUA), the number of shares issuable to the respective stockholder shall be rounded up to the next whole number.

     2.7 Lost, Stolen or Destroyed Certificates. In the event that any Certificates shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by such stockholder of SMSBIZ (setting forth the number SMSBIZ Shares, represented by such lost, stolen or destroyed Certificates), after reasonable investigation by the Company to confirm ownership of such Certificate, which shall be satisfactory to the Company, in the Company’s sole satisfaction, the Company shall pay such stockholder of SMSBIZ the Exchange Consideration to which such stockholder is entitled. Further, any stockholder representing that there is a lost, stolen or destroyed Certificate shall agree to indemnify and hold harmless the Company from and against any and all liability, loss, damage and expense in connection with, or arising out of such lost, stolen or destroyed Certificate.

ARTICLE III

Representations and Warranties of the Company

     In order to induce SMSBIZ, YAP and CHUA to enter into this Agreement and to consummate the transactions contemplated hereby, the Company makes the representations and warranties set forth below to SMSBIZ, YAP and CHUA.

     3.1 Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. The Company is duly qualified to transact business as a foreign corporation in all jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification except where the failure to so qualify would not have a Material Adverse Effect on the Company.

     3.2 Authorization; Enforceability. The execution, delivery and performance of this Agreement by the Company and all other agreements to be executed, delivered and performed by the Company pursuant to this Agreement (collectively, the “Exchange Documents”) and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate or individual action on the part of the Company. This Agreement and the Exchange Documents have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligation of the Company, assuming the due authorization, execution and delivery of this Agreement by SMSBIZ, YAP and CHUA, enforceable in accordance with their respective terms, except to the extent that their enforcement is limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity.

     3.3 No Violation or Conflict. To the Knowledge of the Company, the execution, delivery and performance of this Agreement and the Exchange Documents by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby: (a) do not violate or conflict with any provision of law or regulation (whether federal, state or local), or any writ, order or decree of any court or governmental or regulatory authority, or any provision of the Company’s Articles of Incorporation or Bylaws; and (b) do not and will not, with or without the passage of time or the giving of notice, result in the breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default), cause the acceleration of performance, give to others any right of termination, amendment, acceleration or cancellation of or require any consent under, or result in the creation of any lien, charge or encumbrance upon any property or assets of the Company pursuant to any instrument or agreement to which the Company is a party or by which the Company or its properties may be bound or affected, other than instruments or agreements as to which consent shall have been obtained at or prior to the Closing.

     3.4 Consents of Governmental Authorities and Others. To the Knowledge of the Company, other than in connection with the provisions of the Nevada Revised Statutes, the Exchange Act, and the Securities Act, no consent, approval, order or authorization of, or registration, declaration, qualification or filing with any federal, state or local governmental or regulatory authority, or any other Person, is required to be made by the Company in connection with the execution, delivery or performance of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, excluding the execution, delivery and performance of this Agreement by SMSBIZ, YAP and CHUA.

     3.5 Conduct of Business. Since October 01, 2006, the Company has conducted its business in the ordinary and usual course consistent with past practices and there has not occurred any Material Adverse Effect on the Company, except as has been previously notified in its Periodic Reports filed with the United States Securities and Exchange Commission. Since October 01, 2006, the Company has not (a) amended its Articles of Incorporation or Bylaws; (b) redeemed, purchased or otherwise acquired, directly or indirectly, any shares of its capital stock or any option, warrant or other right to purchase or acquire any such capital stock; (c) granted or made any mortgage or pledge or subjected itself or any of its properties or assets to any lien, charge or encumbrance of any kind; (d) made or committed to make any capital expenditures in excess of US Dollars Ten Million ($10,000,000); (e) become subject to any Guaranty; (f) to the Knowledge of the Company, been named as a party in any Litigation, or become the focus of any investigation by any government or regulatory agency or authority; (g) declared or paid any dividend or other distribution with respect to its capital stock; or (h) to the Knowledge of the Company, experienced any other event or condition of any character which has had, or could reasonably be expected to have, a Material Adverse Effect on the Company.

     3.6 Litigation. There is no Litigation pending or, to the Knowledge of the Company, threatened before any court or by or before any governmental or regulatory authority or arbitrator, (a) affecting the Company (as plaintiff or defendant) or (b) against the Company relating to the Company Common Stock or the transactions contemplated by this Agreement.

     3.7 Brokers. The Company has not employed any broker or finder, nor has it nor will it incur, directly or indirectly, any broker’s, finder’s, investment banking or similar fees, commissions or expenses in connection with the transactions contemplated by this Agreement or the Exchange Documents.

     3.8 Compliance. To the Knowledge of the Company, the Company is in compliance with all federal, state, local and foreign laws, ordinances, regulations, judgments, rulings, orders and other requirements applicable to the Company and its assets and properties. To the Knowledge of the Company, the Company is not subject to any judicial, governmental or administrative inquiry, investigation, order, judgment or decree.

     3.9 Charter, Bylaws and Corporate Records. SMSBIZ, YAP and CHUA have been provided with true, correct and complete copies of (a) the Articles of Incorporation of the Company, as amended and in effect on the date hereof, (b) the Bylaws of the Company, as amended and in effect on the date hereof, (c) the minute books of the Company (containing all corporate proceedings from the date of incorporation) and (d) all reports filed with the United States Securities and Exchange Commission. Such minute books contain accurate records of all meetings and other corporate actions of the board of directors, committees of the board of directors, incorporators and shareholders of the Company from the date of their incorporation to the date hereof which were memorialized in writing.

3.10	Subsidiaries. The Company has the following Subsidiaries and Investments:

  Asia Payment Systems (HK) Ltd. (formerly Asian Alliance Ventures (HK) Ltd.), incorporated under the Company Ordinance of Hong Kong.

  Asia Payments, Inc., incorporated in the State of Delaware, USA

  WelWay Development Ltd., incorporated under the Company Ordinance of Hong Kong

  Asia Payment Systems Pte. Ltd., incorporated under the Company Ordinance of Singapore

  Asia Payment System (China) Co., Ltd., incorporated under the Company Ordinance of China

  Cardtrend Systems Sdn. Bhd., incorporated uynder the Company Ordinance of Malaysia, and its subsidiaries in Malaysia.

  Interpay International Group Ltd., incorporated in the British Virgin Islands, and its subsidiaries and associated companies in the British Virgin Islands, Malaysia, and Singapore.

     3.11 Capitalization. As of the date of this Agreement, the authorized capital stock of the Company consists of (a) ___________________ shares of common stock, $0.001 par value per share, of which as of the date of this Agreement, about _________________ million shares of common stock are issued and outstanding and (b) _________________ million shares of preferred stock, $0.001 par value per share, of which as of the date of this Agreement, ______________ shares of preferred stock are issued and outstanding and are convertible to Company Common Stock at the rate of ____________________ (______) Company Common Stock for each Series ___ Convertible Preferred Share. All shares of outstanding Company Common Stock and Series ___ Convertible Preferred Shares have been duly authorized, are validly issued and outstanding, and are fully paid and non-assessable.

     3.12 Rights, Warrants, Options. Except as disclosed in the Periodic Reports, there are no outstanding (a) securities or instruments convertible into or exercisable for any of the capital stock or other equity interests of the Company; (b) options, warrants, subscriptions, puts, calls, or other rights to acquire capital stock or other equity interests of the Company; or (c) commitments, agreements or understandings of any kind, including employee benefit arrangements, relating to the issuance or repurchase by the Company of any capital stock or other equity interests of the Company, or any instruments convertible or exercisable for any such securities or any options, warrants or rights to acquire such securities.

     3.13 Commission Filings and Financial Statements. All of the Periodic Reports and other filings required to be filed by the Company have been filed with the Commission for the periods indicated in the definition of Periodic Reports, and as of the date filed, each of the Periodic Reports were true, accurate and complete in all material respects and did not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The financial statements included in the Periodic Reports of the Company: (a) have been prepared in accordance with the books of account and records of the Company; (b) fairly present, and are true, correct and complete statements in all material respects of the Company’s financial condition and the results of its operations at the dates and for the periods specified in those statements; and (c) have been prepared in accordance with GAAP consistently applied with prior periods.

     3.14 Absence of Undisclosed Liabilities. Other than as disclosed by the Periodic Reports and the financial statements of the Company included in the Periodic Reports, the Company does not have any Liabilities. The Company has no Knowledge of any circumstances, conditions, events or arrangements which may hereafter give rise to any Liabilities of the Company.

     3.15 Real Property. The Company does not own any fee simple interest in real property. The Company does not lease, sublease, or have any other contractual interest in any real property.

     3.16 Benefit Plans and Agreements. Except as disclosed in the Periodic Reports, the Company is not a party to any Benefit Plan (as defined in Section 4.17) or employment agreement under which the Company currently has an obligation to provide benefits to any current or former employee, officer, director, consultant or advisor of the Company.

     3.17 Taxes.

     (a) Neither the Company nor any Person on behalf of or with respect to the Company has executed or filed any agreements or waivers extending any statute of limitations on or extending the period for the assessment or collection of any Tax. No power of attorney on behalf of the Company with respect to any Tax matter is currently in force.

     (b) The Company is not a party to any Tax-sharing agreement or similar arrangement with any other party (whether or not written), and the Company has not assumed any Tax obligations of, or with respect to any transaction relating to, any other Person, or agreed to indemnify any other Person with respect to any Tax.

     (c) No Tax Return concerning or relating to the Company or its operations has ever been audited by a government or taxing authority, nor is any such audit in process or pending, and the Company has not been notified of any request for such an audit or other examination. To the Knowledge of the Company, no claim has been made by a taxing authority in a jurisdiction where Tax Returns concerning or relating to the Company, or its operations, has not been filed, that it is or may be subject to taxation by that jurisdiction.

     (d) The Company has never been included in any consolidated, combined, or unitary Tax Return.

     (e) The Company has not (i) agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of state, or local law by reason of a change in accounting method initiated by the Company, and the Company has no Knowledge that the Internal Revenue Service (“IRS”) has proposed any such adjustment or change in accounting method, or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of the Company, (ii) executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law with respect to the Company or (iii) requested any extension of time within which to file any Tax Return concerning or relating to the Company or its operations.

     (f) To the Knowledge of the Company, no property owned by the Company is (i) property required to be treated as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986, (ii) constitutes “tax-exempt use property” within the meaning of Section 168(h)(1) of the Code or (iii) is “tax-exempt bond financed property” within the meaning of Section 168(g) of the Code.

     (g) The Company is not subject to any private letter ruling of the IRS, or comparable rulings of other taxing authorities.

     (h) The Company does not own any interest in any entity that is treated as a partnership for U.S. federal income Tax purposes, or would be treated as a pass-through or disregarded entity for any Tax purpose.

      (i) The Company has not constituted either a “distributing corporation” or a “controlled corporation” within the meaning of Section 355(a)(1)(A) of the Code in a distribution qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution that could otherwise constitute part of a “plan” or “series of transactions” (within the meaning of Section 355(e) of the Code) in conjunction with this Agreement.

      (j) The Company has no elections in effect for U.S. federal income Tax purposes under Sections 108, 168, 441, 472, 1017, 1033 or 4977 of the Code.

     3.18 Environmental Matters. No real property used by the Company presently or in the past has been used to manufacture, treat, store, or dispose of any hazardous substance and such property is free of all such substances such that the condition of the property is in compliance with applicable Environmental Laws (as defined below). To the Knowledge of the Company, the Company is in compliance with all laws, regulations and other federal, state or local governmental requirements, and all applicable judgments, orders, writs, notices, decrees, permits, licenses, approvals, consents or injunctions relating to the generation, management, handling, transportation, treatment, disposal, storage, delivery, discharge, release or emission of any waste, pollutant or toxic or hazardous substance (including, without limitation, asbestos, radioactive material and pesticides) (the “Environmental Laws”) applicable to the Company or its business as a result of any hazardous substance utilized by the Company in its businesses or otherwise placed at any of the facilities owned, leased or operated by the Company, or in which the Company has a contractual interest. The Company has not received any complaint, notice, order, or citation of any actual, threatened or alleged noncompliance by the Company with any Environmental Laws, and to the Knowledge of the Company, there is no Litigation pending or threatened against the Company with respect to any violation or alleged violation of the Environmental Laws, and to the Company’s Knowledge, there is no reasonable basis for the institution of any such Litigation.

     3.19 Material Agreements. Except as disclosed in the Periodic Reports, the Company has no other material written and oral contracts or agreements including without limitation any: (i) contract resulting in a commitment or potential commitment for expenditure or other obligation or potential obligation, or which provides for the receipt or potential receipt, involving in excess of United States Dollars Ten Million ($10,000,000.00) in any instance, or series of related contracts that in the aggregate give rise to rights or obligations exceeding such amount; (ii) indenture, mortgage, promissory note, loan agreement, guarantee or other agreement or commitment for the borrowing or lending of money or encumbrance of assets involving more than United States Dollars Ten Million ($10,000,000.00) in each instance; (iii) agreement which restricts the Company from engaging in any line of business or from competing with any other Person; or (iv) any other contract, agreement, instrument, arrangement or commitment that is material to the condition (financial or otherwise), results of operation, assets, properties, liabilities, or business of the Company (collectively, and together with the employment agreements, Employee Benefit Plans and all other agreements required to be disclosed on any Schedule to this Agreement, the “Material Company Agreements”).

     3.20 Disclosure. No representation or warranty of the Company contained in this Agreement, and no statement, report, or certificate furnished by or on behalf of the Company to SMSBIZ, YAP and CHUA pursuant hereto or in connection with the transactions contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading or omits to state a material fact necessary in order to provide SMSBIZ, YAP and CHUA with full and proper information as to the business, financial condition, assets, liabilities, and results of operation of the Company and the value of the properties or the ownership of the Company.

ARTICLE IV

Representations and Warranties of SMSBIZ, YAP and CHUA

     In order to induce the Company to enter into this Agreement and to consummate the transactions contemplated hereby, make the representations and warranties set forth below to the Company.

     4.1 Organization. SMSBIZ is company duly organized, validly existing and in good standing under the laws of Malaysia. SMSBIZ is duly qualified to transact business in Malaysia.

     4.2 Authorization; Enforceability. SMSBIZ, YAP and CHUA each has the capacity to execute, deliver and perform this Agreement. This Agreement and all other documents executed and delivered by SMSBIZ, YAP and CHUA pursuant to this Agreement have been duly executed and delivered and constitute the legal, valid and binding obligations of SMSBIZ, YAP and CHUA, assuming the due authorization, execution and delivery of this Agreement by the Company, enforceable in accordance with their respective terms, except to the extent that their enforcement is limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors’ rights generally and by general principals of equity.

     4.3 No Violation or Conflict. To the Knowledge of SMSBIZ, YAP and CHUA, the execution, delivery and performance of this Agreement and the other documents contemplated hereby by SMSBIZ, YAP and CHUA respectively, and the consummation by SMSBIZ, YAP and CHUA of the transactions contemplated hereby: (a) do not violate or conflict with any provision of law or regulation (whether federal, state or local), or any writ, order or decree of any court or governmental or regulatory authority, or any provision of SMSBIZ’s memorandum and articles of association; and (b) do not and will not, with or without the passage of time or the giving of notice, result in the breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default), cause the acceleration of performance, give to others any right of termination, amendment, acceleration or cancellation of or require any consent under, or result in the creation of any lien, charge or encumbrance upon any property or assets of SMSBIZ, as the case may be, pursuant to any instrument or agreement to which SMSBIZ is a party or by which SMSBIZ or its properties may be bound or affected, other than instruments or agreements as to which consent shall have been obtained at or prior to the Closing.

     4.4 Consents of Governmental Authorities and Others. SMSBIZ has not obtained any consent in connection with the provisions of the Malaysia Companies Act. No consent, approval or authorization of, or registration, qualification or filing with any federal, state or local governmental or regulatory authority, or any other Person, is required to be made by SMSBIZ, YAP and CHUA in connection with the execution, delivery or performance of this Agreement by SMSBIZ, YAP and CHUA or the consummation by them of the transactions contemplated hereby, including the execution, delivery and performance of this Agreement by the Company.

     4.5 Litigation. To the Knowledge of SMSBIZ, YAP and CHUA there is no Litigation pending or threatened before any court or by or before any governmental or regulatory authority or arbitrator (a) affecting SMSBIZ as plaintiff or defendant or (b) against SMSBIZ relating to the SMSBIZ Shares or the transactions contemplated by this Agreement.

     4.6 Brokers. SMSBIZ, YAP or CHUA has not employed any broker or finder, and has not incurred and will not incur, directly or indirectly, any broker’s, finder’s, investment banking or similar fees, commissions or expenses in connection with the transactions contemplated by this Agreement or the Exchange Documents.

     4.7 Compliance. To the Knowledge of SMSBIZ, YAP and CHUA, SMSBIZ is in compliance with all federal, state, local and foreign laws, ordinances, regulations, judgments, rulings, orders and other requirements applicable to SMSBIZ and its assets and properties, except where such noncompliance would not have a Material Adverse Effect on SMSBIZ. To the Knowledge of SMSBIZ, YAP and CHUA, it is not subject to any judicial, governmental or administrative inquiry, investigation, order, judgment or decree.

     4.8 Charter, Bylaws and Corporate Records. The Company has been provided with true, correct and complete copies of (a) the memorandum and articles of association of SMSBIZ, as amended and in effect on the date hereof and (b) the minute books of SMSBIZ (containing all corporate proceedings from the date of incorporation). Such minute books contain accurate records of all meetings and other corporate actions of the board of directors, committees of the board of directors, incorporators and shareholders of SMSBIZ, respectively, from the date of its incorporation to the date hereof which were memorialized in writing.

     4.9 Capitalization. As of the date of this Agreement, the authorized capital stock of SMSBIZ consists of Five Hundred (500,000) shares of common stock, and SMSBIZ has issued and outstanding Five Hundred Thousand (500,000) shares of common stock at RM1.00 each. The outstanding shares of common stock (the “SMSBIZ Shares”) constitute one hundred percent (100%) of the issued and outstanding capital stock of SMSBIZ. All of the outstanding SMSBIZ Shares have been duly authorized, are validly issued and outstanding, and are fully paid and non-assessable.

     4.10 Subsidiaries And Associated Companies. SMSBIZ does not have any subsidiaries or associated companies.

     4.11 Rights, Warrants, Options. There are no outstanding: (a) securities or instruments convertible into or exercisable for any of the capital stock or other equity interests of SMSBIZ; (b) options, warrants, subscriptions or other rights to acquire capital stock or other equity interests of SMSBIZ; or (c) commitments, agreements or understandings of any kind, including employee benefit arrangements, relating to the issuance or repurchase by SMSBIZ of any capital stock or other equity interests of SMSBIZ, or any instruments convertible or exercisable for any such securities or any options, warrants or rights to acquire such securities.

     4.12 Conduct of Business. Since October 01, 2006, SMSBIZ has conducted their businesses in the ordinary and usual course consistent with past practices and except as already disclosed in its financial statements and reports there has not occurred any Material Adverse Effect in the condition (financial or otherwise), results of operations, properties, assets, liabilities, or businesses of SMSBIZ and its subsidiaries. Since October 01, 2006, SMSBIZ has not (a) amended its memorandum and articles of association; (b) issued, sold or authorized for issuance or sale, shares of any class of its securities (including, but not limited to, by way of stock split or dividend) or any subscriptions, options, warrants, rights or convertible securities or entered into any agreements or commitments of any character obligating it to issue or sell any such securities; (c) redeemed, purchased or otherwise acquired, directly or indirectly, any shares of its capital stock or any option, warrant or other right to purchase or acquire any such capital stock; (d) suffered any damage, destruction or loss, whether or not covered by insurance, which has had or could reasonably be expected to have a Material Adverse Effect on any of its properties, assets, or business; (e) granted or made any mortgage or pledge or subjected itself or any of its properties or assets to any lien, charge or encumbrance of any kind; (f) made or committed to make any capital expenditures in excess of United States Dollars Ten Thousand ($10,000); (g) become subject to any Guaranty; (h) granted any increase in the compensation payable or to become payable to directors, officers or employees (including, without limitation, any such increase pursuant to any severance package, bonus, pension, profit-sharing or other plan or commitment); (i) entered into any agreement which would be a material agreement, or amended or terminated any existing material agreement; (j) to the Knowledge of SMSBIZ, YAP and CHUA, been named as a party in any Litigation, or become the focus of any investigation by any government or regulatory agency or authority; (k) declared or paid any dividend or other distribution with respect to its capital stock; or (l) to the Knowledge of SMSBIZ, YAP and CHUA, experienced any other event or condition of any character which has had, or could reasonably be expected to have, a Material Adverse Effect on SMSBIZ.

4.13 Taxes

     (a) All Taxes payable by SMSBIZ have been fully and timely paid or are fully provided for.

     (b) SMSBIZ, YAP AND CHUA or any Person on behalf of or with respect to SMSBIZ has not executed or filed any agreements or waivers extending any statute of limitations on or extending the period for the assessment or collection of any Tax. No power of attorney on behalf of SMSBIZ with respect to any Tax matter is currently in force.

     (c) SMSBIZ is not a party to any Tax-sharing agreement or similar arrangement with any other party (whether or not written), and neither SMSBIZ has not assumed any Tax obligations of, or with respect to any transaction relating to, any other Person, or agreed to indemnify any other Person with respect to any Tax.

     (d) No Tax Return concerning or relating to SMSBIZ or its operations has ever been audited by a government or taxing authority, nor is any such audit in process or pending, and SMSBIZ has been notified of any request for such an audit or other examination. To the Knowledge of SMSBIZ, YAP and CHUA, no claim has been made by a taxing authority in a jurisdiction where Tax Returns concerning or relating to SMSBIZ or its operations have not been filed, that it is or may be subject to taxation by that jurisdiction.

     (e) SMSBIZ has never been included in any consolidated, combined, or unitary Tax Return.

     (f) To the Knowledge of SMSBIZ, YAP and CHUA, SMSBIZ has complied in all material respects with all applicable Laws relating to the payment and withholding of Taxes, and has duly and timely withheld from employee salaries, wages and other compensation, and has paid over to the appropriate taxing authorities, all amounts required to be so withheld and paid over for all periods under all applicable laws.

     4.14 Environmental Matters. No real property used by SMSBIZ presently or in the past has been used to manufacture, treat, store, or dispose of any hazardous substance and such property is free of all such substances such that the condition of the property is in compliance with applicable Environmental Laws. To the Knowledge of SMSBIZ, YAP and CHUA, SMSBIZ is in compliance with all Environmental Laws applicable to SMSBIZ or its businesses as a result of any hazardous substance utilized by SMSBIZ in its businesses or otherwise placed at any of the facilities owned, leased or operated by SMSBIZ, or in which SMSBIZ has a contractual interest. SMSBIZ has not received any complaint, notice, order, or citation of any actual, threatened or alleged noncompliance by SMSBIZ, as the case may be, with any Environmental Laws, and to the Knowledge of SMSBIZ, there is no Litigation pending or threatened against SMSBIZ with respect to any violation or alleged violation of the Environmental Laws, and to the Knowledge of SMSBIZ, YAP and CHUA, there is no reasonable basis for the institution of any such Litigation.

·    4.15 Financial Statements. The Financial Statements of SMSBIZ (a) have been prepared in accordance with the books of account and records of SMSBIZ; (b) fairly present, and are true, correct and complete statements in all material respects of SMSBIZ’s financial condition and the results of their operations at the dates and for the periods specified in those statements; (c) have been prepared in accordance with general acceptable accounting policies, consistently applied with prior periods; and (d) have been adjusted for the periods ending December 31st, 2006, December 31st, 2007, December 31st, 200__, December 31st, 200__ and ______, 200__ in accordance to GAAP.SMSBIZ will provide all financial statements, including auditor's reports, for compliance with the applicable statues and the regulations of the United States Securities and Exchange Commission.

·     4.16 Absence of Undisclosed Liabilities. Other than as disclosed in the Financial Statements, SMSBIZ has no Liabilities. None of SMSBIZ, YAP and CHUA has any Knowledge of any circumstances, conditions, events or arrangements which may hereafter give rise to any Liabilities of SMSBIZ.

     4.17 Employment Agreements; Employee Benefit Plans and Employee Payments. Other than the normal employment contract and benefits generally practiced by SMSBIZ, SMSBIZ is not a party to any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) under which SMSBIZ currently has an obligation to provide benefits to any current or former employee, officer, director, consultant or advisor of SMSBIZ (collectively, “Benefit Plans”).

     4.18 Intellectual Property.

     (a) Schedule 4.18 contains a true and correct statement of all of the Intellectual Property owned by SMSBIZ.

     (b) SMSBIZ has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any intellectual property rights of third parties, and has not received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that SMSBIZ must license or refrain from using any intellectual property rights of any third party). To the Knowledge of SMSBIZ, YAP and CHUA, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any of its Intellectual Property rights.

     (c) SMSBIZ has not granted any license, agreement, or other permission to any third party with respect to any of its Intellectual Property, except as disclosed in Schedule 4.18.

     (d) With respect to each item of Intellectual Property, SMSBIZ possesses all right, title, and interest in and to the Intellectual Property free and clear of any security interest, license or other encumbrance, except as disclosed in Schedule 4.18.

     (e) The Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge.

     (f) No action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or is threatened which challenges the legality, validity, enforceability, use, or ownership of the Intellectual Property.

     (g) None of SMSBIZ, YAP and CHUA has agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the Intellectual Property.

     4.19 Properties. SMSBIZ has good, clear and marketable title to all the tangible properties and tangible assets reflected in the Financial Statements as being owned by SMSBIZ or acquired after the date thereof which are, individually or in the aggregate, material to SMSBIZ’s businesses (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all material liens.

     4.20 Disclosure. No representation or warranty of SMSBIZ, YAP and CHUA contained in this Agreement, and no statement, report, or certificate furnished by or on behalf of SMSBIZ, YAP and CHUA to the Company pursuant hereto or in connection with the transactions contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading or omits to state a material fact necessary in order to provide the Company with full and proper information as to the business, financial condition, assets, liabilities, or results of operation of SMSBIZ and the value of the properties or the ownership of SMSBIZ.

     4.21 SMSBIZ, YAP and CHUA further hereby represent and warrant to the Company that:

     a. They understand that the Company's SHARES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES AGENCIES AND NO REGISTRATION STATEMENT HAS BEEN FILED WITH ANY REGULATORY AGENCY.

     b. They are not an underwriter and would be acquiring the Company's Shares solely for investment for his or her own account and not with a view to, or for, resale in connection with any distribution with in the meaning of the federal securities act, the state securities acts or any other applicable state securities acts.

     c. They are not a person in the United States of America and at the time the buy order was originated, were outside the United States of America and are not a citizen of the United States (a U.S. Person) as that term is defined in Reg. S of the Securities Act of 1933 and was not formed by a U. S. person principally for the purpose of investing in securities not registered under the Securities Act of 1933.

     d. They understand the speculative nature and risks of investments associated with the Company, and confirm that the Shares would be suitable and consistent with their investment program and that their financial position enables him or her to bear the risks of this investment.

     e. To the extent that any federal, and/or state securities laws shall require, they hereby agree that any securities acquired pursuant to this Agreement shall be without preference as to assets.

     f. The certificate for Shares will contain a legend that transfer is prohibited except in accordance with the provisions of Regulation S.

     g. They have had the opportunity to ask questions of the Company and have received all information from the Company to the extent that the Company possessed such information, necessary to evaluate the merits and risks of any investment in the Company. Further, the Subscriber acknowledges receipt of: (1) all material books, records and financial statements of the Company; (2) all material contracts and documents relating to the proposed transaction; (3) all documents and reports filed with the Commission; and, (4) an opportunity to question the appropriate executive officers or partners.

     h. The Subscriber has satisfied the suitability standards and securities laws imposed by the government of Malaysia.

     i. They have adequate means of providing for their current needs and personal contingencies and have no need to sell the Shares in the foreseeable future (that is at the time of the investment, they can afford to hold the investment for an indefinite period of time).

     j. They have sufficient knowledge and experience in financial matters to evaluate the merits and risks of this investment and further, are capable of reading and interpreting financial statements. Further, they are “sophisticated investors” as that term is defined in applicable court cases and the rules, regulations and decisions of the United States Securities and Exchange Commission.

     k. The offer and sale of the Shares referred to herein is being made outside the United States within the meaning of and in full compliance with Regulation S.

     l. They are not a U. S. person within the meaning of Regulation S and are not acquiring the Shares for the account or benefit of any U. S. person.

     m. They agree to resell such Shares only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act of 1933, as amended, or pursuant to an available exemption from registration.

ARTICLE V

Additional Agreements

     5.1 Survival of the Representations and Warranties. The representations and warranties and covenants set forth in Article III and Article IV of this Agreement shall survive the Closing until the expiration of twenty-four (24) months from the Closing Date. No claim for indemnity with respect to breaches of representations and warranties may be brought by any party hereto, other than a claim for fraud or intentional misrepresentation, after expiration of the applicable survival period therefore as set forth in this Section 5.1.

     5.2 Investigation. The representations, warranties, covenants and agreements set forth in this Agreement shall not be affected or diminished in any way by any investigation (or failure to investigate) at any time by or on behalf of the party for whose benefit such representations, warranties, covenants and agreements were made. All statements contained herein or in any schedule, certificate, exhibit, list or other document required to be delivered pursuant hereto, shall be deemed to be representations and warranties for purposes of this Agreement; provided, that any knowledge or materiality qualifications contained herein shall be applicable to such other documents.

     5.3 SMSBIZ’s, YAP’s and CHUA’s Indemnification. The Company agrees to indemnify and hold harmless SMSBIZ, YAP and CHUA and each of SMSBIZ’s directors, officers, employees, Affiliates and agents (collectively known as “SMSBIZ Party”) from and against any loss, claim, liability, cost, expense or other damages (including reasonable legal fees and expenses) (hereinafter known as “an SMSBIZ Loss”) which is caused by or arises out of: (a) any breach or default in the performance by the Company of any covenant or agreement made by the Company in this Agreement; (b) any breach of any representation or warranty made by the Company in this Agreement; and (c) any and all Litigation incident to any of the foregoing.

     5.4 Limitations on SMSBIZ’s, YAP’s and CHUA’s Indemnification from the Company. Notwithstanding anything contained herein to the contrary, the SMSBIZ Party shall not be entitled to indemnification from the Company for an SMSBIZ Loss under the provisions of Section 5.3 hereof, unless and until the aggregate amount of all SMSBIZ Losses under Section 5.3 shall have exceeded $5,000, in which event SMSBIZ Party shall be entitled to such indemnification from the Company for all of the SMSBIZ Loss that exceeds $5,000; provided, that the amount of any SMSBIZ Loss for which indemnification is provided under Section 5.3 hereof shall be net of any amounts recovered by SMSBIZ Party under insurance policies (if any) with respect to such SMSBIZ Loss from the Company. SMSBIZ Party shall in a timely fashion submit a claim to its insurance carrier with respect to any SMSBIZ Loss from the Company for which the Company is obligated to provide indemnification to SMSBIZ Party hereunder. Indemnification from the Company shall be limited to US$100,000.

     5.5 The Company’s Indemnification. SMSBIZ, YAP and CHUA, jointly and severally, agree to indemnify and hold harmless the Company, and each of its current and former directors, officers, employees, Affiliates and agents (hereinafter known as “Asiapay Party”) from and against any loss, claim, liability, cost, expense or other damages (including reasonable legal fees and expenses) (a “Company Loss”) which is caused by or arises out of: (a) any breach or default in the performance by SMSBIZ, YAP and CHUA of any covenant or agreement made by SMSBIZ, YAP and CHUA in this Agreement; (b) any breach of any representation or warranty made by SMSBIZ, YAP and/or CHUA in this Agreement; and (c) any and all Litigation incident to any of the foregoing.

     5.6 Limitations on the Company’s Indemnification. Notwithstanding anything contained herein to the contrary, the Company shall not be entitled to indemnification for a Company Loss under the provisions of Section 5.5 hereof, unless and until the aggregate amount of all Company Losses under Section 5.5 shall have exceeded $5,000, in which event the Company shall be entitled to such indemnification from SMSBIZ, YAP and/or CHUA for all Company Losses that exceeds $5,000; provided, that the amount of any Company Losses for which indemnification is provided under Section 5.5 hereof shall be net of any amounts recovered by the Company under insurance policies (if any) with respect to such Company Loss. The Company shall in a timely fashion submit a claim to its insurance carrier with respect to any Company Losses for which SMSBIZ, YAP and/or CHUA are obligated to provide indemnification to the Company hereunder. Indemnification from SMSBIZ, YAP and CHUA shall be limited to US$100,000.

     5.7 Indemnity Procedure. A party or parties hereto agreeing to be responsible for or to indemnify against any matter pursuant to this Agreement is referred to herein as the “Indemnifying Party” and the other party or parties claiming indemnity is referred to as the “Indemnified Party”.

     (a) An Indemnified Party under this Agreement shall, with respect to claims asserted against such party by any third party, give written notice to the Indemnifying Party of any liability which might give rise to a claim for indemnity under this Agreement within thirty (30) calendar days of the receipt of any written claim from any such third party, but not later than twenty (20) days prior to the date any answer or responsive pleading is due, and with respect to other matters for which the Indemnified Party may seek indemnification, give prompt written notice to the Indemnifying Party of any liability which might give rise to a claim for indemnity; provided, however, that any failure to give such notice will not waive any rights of the Indemnified Party except to the extent the rights of the Indemnifying Party are materially prejudiced.

     (b) The Indemnifying Party shall have the right, at its election, to take over the defense or settlement of such claim by giving written notice to the Indemnified Party at least fifteen (15) days prior to the time when an answer or other responsive pleading or notice with respect thereto is required. If the Indemnifying Party makes such election, it may conduct the defense of such claim through counsel of its choosing (subject to the Indemnified Party’s approval of such counsel, which approval shall not be unreasonably withheld), shall be solely responsible for the expenses of such defense and shall be bound by the results of its defense or settlement of the claim. The Indemnifying Party shall not settle any such claim without prior notice to and consultation with the Indemnified Party, and no such settlement involving any equitable relief or which might have an adverse effect on the Indemnified Party may be agreed to without the written consent of the Indemnified Party (which consent shall not be unreasonably withheld). So long as the Indemnifying Party is diligently contesting any such claim in good faith, the Indemnified Party may pay or settle such claim only at its own expense and the Indemnifying Party will not be responsible for the fees of separate legal counsel to the Indemnified Party, unless the named parties to any proceeding include both parties and representation of both parties by the same counsel would be inappropriate. If the Indemnifying Party does not make such election, or having made such election does not, in the reasonable opinion of the Indemnified Party, proceed diligently to defend such claim, then the Indemnified Party may (after written notice to the Indemnifying Party), at the expense of the Indemnifying Party, elect to take over the defense of and proceed to handle such claim in its discretion and the Indemnifying Party shall be bound by any defense or settlement that the Indemnified Party may make in good faith with respect to such claim. In connection therewith, the Indemnifying Party will fully cooperate with the Indemnified Party should the Indemnified Party elect to take over the defense of any such claim.

     (c) The parties agree to cooperate in defending such third party claims and the Indemnified Party shall provide such cooperation and such access to its books, records and properties as the Indemnifying Party shall reasonably request with respect to any matter for which indemnification is sought hereunder; and the parties hereto agree to cooperate with each other in order to ensure the proper and adequate defense thereof. With regard to claims of third parties for which indemnification is payable hereunder, such indemnification shall be paid by the Indemnifying Party upon the earlier to occur of: (i) the entry of a judgment against the Indemnified Party and the expiration of any applicable appeal period, or if earlier, five (5) days prior to the date that the judgment creditor has the right to execute the judgment; (ii) the entry of an unappealable judgment or final appellate decision against the Indemnified Party; or (iii) a settlement of the claim. Notwithstanding the foregoing, provided that there is no dispute as to the applicability of indemnification, the reasonable expenses of counsel to the Indemnified Party shall be reimbursed on a current basis by the Indemnifying Party if such expenses are a liability of the Indemnifying Party. With regard to other claims for which indemnification is payable hereunder, such indemnification shall be paid promptly by the Indemnifying Party upon demand by the Indemnified Party.

ARTICLE VI

Closing; Deliveries; Conditions Precedent

     6.1 Closing; Effective Date. All proceedings taken and all documents executed at the Closing shall be deemed to have been taken, delivered and executed simultaneously, and no proceeding shall be deemed taken nor documents deemed executed or delivered until all have been taken, delivered and executed.

     6.2. Deliveries:

(a)	At Closing, the Company shall deliver the following documents to YAP and CHUA:

	(i)	the certificates representing the Exchange Consideration;

(ii)

certificates, dated the Closing Date, of an officer of the Company setting forth that authorizing resolutions were adopted by the Company’s Board of Directors approving the terms and conditions of this Agreement and the other documents contemplated hereby and the transactions contemplated hereby and thereby;

	(iii)	the certificate referred to in Section 6.3(d); and

(b)	At Closing, SMSBIZ, YAP and CHUA shall deliver the following documents to the Company:

(i)	the certificates representing 100% of the outstanding SMSBIZ Shares to be delivered to the Company duly endorsed by all the directors of SMSBIZ;

(ii)

a certificate each from the Registrar of Companies of Malaysia, certified by the Company Secretary of SMSBIZ, as of a recent date, as to the good standing of the company and certifying its Memorandum and Articles of Association;

            (iii)  certificates, dated the Closing Date, of the Company Secretary of SMSBIZ setting forth that authorizing resolutions were adopted by SMSBIZ’s Board of Directors approving the terms and conditions of this Agreement and the other documents contemplated hereby and the transactions contemplated hereby and thereby;

(iv)   the Financial Statements;

(v)   the certificates referred to in Section 6.4(d) .

(vi)  the Confidentiality and Non-compete Agreement executed by YAP and CHUA, respectively.

     6.3 Conditions Precedent to the Obligations of SMSBIZ, YAP and CHUA. Each and every obligation of to consummate the transactions described in this Agreement and any and all liability of SMSBIZ, YAP and CHUA to the Company shall be subject to the following conditions precedent:

     (a) Representations and Warranties True. Each of the representations and warranties of the Company contained herein or in any certificate or other document delivered pursuant to this Agreement or in connection with the transactions contemplated hereby shall be true and correct in all material respects as of the Closing Date with the same force and effect as though made on and as of such date.

     (b) Performance. The Company shall have performed and complied in all material respects with all of the agreements, covenants and obligations required under this Agreement to be performed or complied with by them on or prior to the Closing Date.

     (c) No Material Adverse Change. Except as expressly permitted or contemplated by this Agreement, no event or condition shall have occurred which has adversely affected or may adversely affect in any respect the condition (financial or otherwise) of the Company between the date of execution of this Agreement and the Closing Date.

     (d) The Company’s Certificate. The Company shall have delivered to YAP and CHUA a certificate dated the Closing Date, certifying that the conditions specified in Sections 6.3(a), (b) and (c) above have been fulfilled and as to such other matters as SMSBIZ, YAP and CHUA may reasonably request.

     (e) Consents. The Company shall have obtained all authorizations, consents, waivers and approvals as may be required to consummate the transactions contemplated by this Agreement.

     (f) Due Diligence Review. SMSBIZ, YAP and CHUA shall have completed their due diligence investigation of the Company to their satisfaction, in their sole and absolute discretion.

     6.4 Conditions Precedent to the Obligations of the Company. Each and every obligation of the Company to consummate the transactions described in this Agreement and any and all liability of the Company to SMSBIZ, YAP and CHUA shall be subject to the fulfillment of the following conditions precedent:

     (a) Representations and Warranties True. Each of the representations and warranties of SMSBIZ, YAP and CHUA contained herein or in any certificate or other document delivered pursuant to this Agreement or in connection with the transactions contemplated hereby shall be true and correct in all material respects as of the Closing Date with the same force and effect as though made on and as of such date.

     (b) Performance. SMSBIZ, YAP and CHUA shall have performed and complied in all material respects with all of the agreements, covenants and obligations required under this Agreement to be performed or complied with by it on or prior to the Closing Date.

     (c) No Material Adverse Change. Except as expressly permitted or contemplated by this Agreement, no event or condition shall have occurred which has adversely affected or may adversely affect in any respect the condition (financial or otherwise) of SMSBIZ between the date of execution of this Agreement and the Closing Date.

     (d) SMSBIZ, YAP and CHUA Certificates. SMSBIZ, YAP and CHUA shall each have delivered a certificate addressed to the Company, dated the Closing Date, certifying that the conditions specified in Sections 6.4(a), (b) and (c) above have been fulfilled.

     (e) Consents. SMSBIZ, YAP and CHUA shall have obtained all authorizations, consents, waivers and approvals as may be required to consummate the transactions contemplated by this Agreement, including but not limited to those with respect to any material agreement entered into by, and licenses granted to, SMSBIZ.

     (f) Due Diligence Review. The Company shall have completed its due diligence investigation of SMSBIZ to its satisfaction, in its sole and absolute discretion.

     (g) Consolidated Financial Statements. SMSBIZ, YAP and CHUA shall have delivered to the Company SMSBIZ’s audited consolidated balance sheets, statement of operations, changes in stockholders equity and cash flow as of and for the fiscal years ended December 31st, 2006 and December 31st, 2007, December 31st, 200__, December 31st, 200__ and unaudited financial statements as at ____________, 200__. The financial statements described above in this Section 6.4(g) shall: (a) have been prepared in accordance with the books of account and records of SMSBIZ; (b) fairly present, and are true, correct and complete statements in all material respects of SMSBIZ’s financial condition and the results of its operations at the dates and for the periods specified in those statements; and (c) have been prepared in accordance with accounting principles acceptable to the Company consistently applied with prior periods and with adjustments made in accordance to GAAP at the Company costs.

     6.5 Best Efforts. Subject to the terms and conditions provided in this Agreement, each of the parties shall use their respective best efforts in good faith to take or cause to be taken as promptly as practicable all reasonable actions that are within its power to cause to be fulfilled those of the conditions precedent to its obligations or the obligations of the other parties to consummate the transactions contemplated by this Agreement that are dependent upon its actions, including obtaining all necessary consents, authorizations, orders, approvals and waivers.

     6.6 Termination. This Agreement and the transactions contemplated hereby may be terminated (a) at any time by the mutual consent of the parties hereto; (b) YAP and CHUA jointly or by the Company, if the Closing has not occurred on or prior to -______________, 200__ (such date of termination being referred to herein as the “Termination Date”), provided the failure of the Closing to occur by such date is not the result of the failure of the party seeking to terminate this Agreement to perform or fulfill any of its obligations hereunder; (c) by YAP and CHUA jointly or severally at any time at or prior to Closing in their or individual’s sole discretion if (i) any of the representations or warranties of the Company in this Agreement are not in all material respects true, accurate and complete or if the Company breaches in any material respect any covenant contained in this Agreement, provided that such misrepresentation or breach is not cured within ten (10) business days after notice thereof, but in any event prior to the Termination Date or (ii) any of the conditions precedent to the Company’s obligations to conduct the Closing have not been satisfied by the date required thereof; or (d) by the Company at any time at or prior to Closing in its sole discretion if (i) any of the representations or warranties of SMSBIZ, YAP and/or CHUA in this Agreement are not in all material respects true, accurate and complete or if SMSBIZ, YAP and/or CHUA breaches in any material respect any covenant contained in this Agreement, provided that such misrepresentation or breach is not cured within ten (10) business days after notice thereof, but in any event prior to the Termination Date or (ii) any of the conditions precedent to SMSBIZ’s, YAP’s and/or CHUA’s obligations to conduct the Closing have not been satisfied by the date required thereof. If this Agreement is terminated pursuant to this Section 6.6, written notice thereof shall promptly be given by the party electing such termination to the other party and, subject to the expiration of the cure periods provided in clauses (c) and (d) above, if any, this Agreement shall terminate without further actions by the parties and no party shall have any further obligations under this Agreement. Notwithstanding the preceding sentence, the respective indemnification obligations of the parties under Article V shall survive the termination of this Agreement.

     6.7   Time To Convert Series D Preferred Shares to Common Stocks. Yap and Chua shall be entitled to surrender all the Series D Preferred Shares held by them to the Company for conversion to the Company Common Stocks immediately after the effective date of the Company’s authorized shares of Common Stocks have been increased to two hundred million (200,000,000) or more.

6.8 Registration Rights.

     (a) Demand Rights. Within 120 days after the Closing Date, the Company undertakes to take all necessary steps to prepare and file a registration statement pursuant to the Securities Act in connection with the proposed resale by the holders of shares of Common Stock of the Company which are to be issued as a consequence of this agreement. The Company will use all efforts to promptly follow up with the SEC and to ensure that expeditious responses are given to any SEC enquiries relating to the best efforts to effect the registration of 100% of such shares of the Company Common Stock then owned by YAP and CHUA and as requested by YAP and CHUA to be included in such registration statement, all to the extent required to permit the sale or other disposition by YAP AND CHUA of such shares. The Company will notify YAP AND CHUA of the date of effectiveness of any registration statement in which such Company Common Stock is registered. Concurrent with the preparation and filing of the registration statement the Company will prepare an agreement to be signed by YAP and CHUA and each SMSBIZ party restricting the sale of their shares, once registered, as follows:

(i) 40% of the total number of shares registered for YAP AND CHUA and each SMSBIZ Investor to be saleable from the effective date of the registration statement

(ii) an additional 30% of the total number of shares registered for YAP AND CHUA and each SMSBIZ Investor to be saleable from 6 months after the effective date of the registration statement

(iii) an additional 30% of the total number of shares registered for YAP AND CHUA and each SMSBIZ Investor to be saleable from 12 months after the effective date of the registration statement.

     (b) Expenses. All expenses incurred by the Company in connection with the registration of such securities pursuant to this Section 6.7 shall be borne by the Company.

ARTICLE VII

Covenants

     7.1 General Confidentiality. Each of the Parties will treat and hold as such all of the Confidential Information of the other Parties, refrain from using any of the Confidential Information except in connection with this Agreement, and unless there is a closing on the Exchange, deliver promptly to the owner of such Confidential Information or destroy, at the request and option of the owner of the Confidential Information, all tangible embodiments (and all copies) of the Confidential Information which are in its possession. In the event that any of the Parties is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, that Party will notify the affected Party promptly of the request or requirement so that the affected Party may seek an appropriate protective order or waive compliance with the provisions of this Section 7.1. If, in the absence of a protective order or the receipt of a waiver hereunder, any of the Parties is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, that Party may disclose the Confidential Information to the tribunal; provided, however, that the disclosing Party shall use its commercially reasonable efforts to obtain, at the request of the affected Party, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the affected Party shall designate. The foregoing provisions shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure.

     7.2 Tax Treatment. Neither the Company, SMSBIZ nor the SMSBIZ Investors will knowingly take any action, written or otherwise, which would result in the transactions contemplated by this Agreement not being accounted for as tax-free exchange under the Code.

     7.3 General. In case at any time after the Closing Date any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefore under Article V).

ARTICLE VIII

Miscellaneous

     8.1 Notices. Any notice, demand, claim or other communication under this Agreement shall be in writing and delivered personally or sent by certified mail, return receipt requested, postage prepaid, or sent by facsimile or prepaid overnight courier to the parties at the addresses as follows (or at such other addresses as shall be specified by the parties by like notice):

If to the Company:	Asia Payment Systems, Inc. 39th Floor, One Exchange Square 8 Connaught Place Central, Hong Kong Attn: KK Ng, President & CEO

If to SMSBIZ, YAP or CHUA:	SMSBIZ Sdn. Bhd. 3A-11, 3A Floor, Suite A, Block A, Damansara Intan, No.1, Jalan SS 20/27, 47400, Petaling Jaya, Selangor, Malaysia.

Such notice shall be deemed delivered upon receipt against acknowledgment thereof if delivered personally, on the third business day following mailing if sent by certified mail, upon transmission against confirmation if sent by facsimile and on the next business day if sent by overnight courier.

     8.2 Entire Agreement; Incorporation. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein contain every obligation and understanding between the parties relating to the subject matter hereof and merges all prior discussions, negotiations, agreements and understandings, both written and oral, if any, between them, and none of the parties shall be bound by any conditions, definitions, understandings, warranties or representations other than as expressly provided or referred to herein. All schedules, exhibits and other documents and agreements executed and delivered pursuant hereto are incorporated herein as if set forth in their entirety herein.

     8.3 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, personal representatives, legal representatives, and permitted assigns.

     8.4 Assignment. This Agreement may not be assigned by any party without the written prior consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     8.5 Waiver and Amendment. Any representation, warranty, covenant, term or condition of this Agreement which may legally be waived, may be waived, or the time of performance thereof extended, at any time by the party hereto entitled to the benefit thereof, and any term, condition or covenant hereof (including, without limitation, the period during which any condition is to be satisfied or any obligation performed) may be amended by the parties thereto at any time. Any such waiver, extension or amendment shall be evidenced by an instrument in writing executed on behalf of the party against whom such waiver, extension or amendment is sought to be charged. No waiver by any party hereto, whether express or implied, of its rights under any provision of this Agreement shall constitute a waiver of such party’s rights under such provisions at any other time or a waiver of such party’s rights under any other provision of this Agreement. No failure by any party thereof to take any action against any breach of this Agreement or default by another party shall constitute a waiver of the former party’s right to enforce any provision of this Agreement or to take action against such breach or default or any subsequent breach or default by such other party.

     8.6 No Third Party Beneficiary. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any Person other than the parties hereto and their respective heirs, personal representatives, legal representatives, successors and permitted assigns, any rights or remedies under or by reason of this Agreement, except as otherwise provided herein.

     8.7 Severability. In the event that any one or more of the provisions contained in this Agreement, or the application thereof, shall be declared invalid, void or unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall remain in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such invalid, void or unenforceable provision with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid, void or unenforceable provision.

     8.8 Expenses. Except as otherwise provided herein, each party agrees to pay, without right of reimbursement from the other party, the costs incurred by it incident to the performance of its obligations under this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, costs incident to the preparation of this Agreement, and the fees and disbursements of counsel, accountants and consultants employed by such party in connection herewith.

     8.9 Headings. The table of contents and the section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of any provisions of this Agreement.

     8.10 Other Remedies; Injunctive Relief. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. In any action at law or suit in equity to enforce this Agreement or the rights of the parties hereunder, the prevailing party in any such action or suit shall be entitled to receive a reasonable sum for its attorneys’ fees and all other reasonable costs and expenses incurred in such action or suit.

     8.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Facsimile signatures shall be deemed valid and binding.

     8.12 Remedies Exclusive. Except in the case of fraud or equitable remedies expressly provided for herein, the parties acknowledge and agree that the indemnification provisions set forth in Article V of this Agreement constitute the parties’ sole and exclusive remedy with respect to any and all claims relating to the transactions contemplated by this Agreement.

     8.13 Governing Law. This Agreement has been entered into and shall be construed and enforced in accordance with the laws of the State of Nevada, without reference to the choice of law principles thereof.

     8.14 Jurisdiction and Venue. This Agreement shall be subject to the exclusive jurisdiction of the courts of the State of Nevada. The parties to this Agreement agree that any breach of any term or condition of this Agreement shall be deemed to be a breach occurring in the State of Nevada by virtue of a failure to perform an act required to be performed in the State of Nevada and irrevocably and expressly agree to submit to the jurisdiction of the courts of the State of Nevada for the purpose of resolving any disputes among the parties relating to this Agreement or the transactions contemplated hereby. The parties irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, or any judgment entered by any court in respect hereof brought in the State of Nevada, and further irrevocably waive any claim that any suit, action or proceeding brought in the State of Nevada has been brought in an inconvenient forum.

     8.15 Participation of Parties. The parties hereby agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding, or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     8.16 Further Assurances. The parties hereto shall deliver any and all other instruments or documents reasonably required to be delivered pursuant to, or necessary or proper in order to give effect to, all of the terms and provisions of this Agreement including, without limitation, all necessary stock powers and such other instruments of transfer as may be necessary or desirable to transfer full and complete ownership of the shares of SMSBIZ Common Stock free and clear of any liens or encumbrances.

     8.17 Publicity. No public announcement or other publicity concerning this Agreement or the transactions contemplated hereby shall be made without the prior written consent of the Company and YAP and CHUA jointly as to form, content, timing and manner of distribution. Nothing contained herein shall prevent any party from making any filing required by federal or state securities laws or stock exchange rules.

     8.18 No Solicitation. Neither SMSBIZ nor the Company shall authorize or permit any of its officers, directors, agents, representatives, managers, members, agents, or advisors to solicit, initiate or encourage or take any action to facilitate the submission of inquiries, proposals or offers from any person relating to any matter concerning any merger, consolidation, business combination, recapitalization or similar transaction involving SMSBIZ or the Company, respectively, other than the transaction contemplated by this Agreement or any other transaction the consummation of which would or could reasonably be expected to impede, interfere with, prevent or delay the Exchange or which would or could be expected to dilute the benefits to each of the parties of the transactions contemplated hereby. SMSBIZ and the Company will immediately cease and cause to be terminated any existing activities, discussions and negotiations with any parties conducted heretofore with respect to any of the foregoing.

[The rest of this page is intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have each executed and delivered this Agreement as of the day and year first above written.

ASIA PAYMENT SYSTEMS, INC. (“COMPANY”) To Be Signed By: ___________________________ King K. Ng President & CEO	Witnessed By: To Be Signed Name: _________________________

SMSBIZ SDN. BHD. (“SMSBIZ”)

To Be Signed

By: ______________________________
YAP KIT CHUAN,
Director

YAP KIT CHUAN (“YAP”),

To Be Signed

By: ______________________________
YAP KIT CHUAN,
Malaysian I/C No.:
761028-05-5043

Witnessed By: To Be Signed Name: ________________________ Witnessed By: To Be Signed Name: ________________________

CHUA TONG LING (“CHUA”), To Be Signed By: ______________________________ CHUA TONG LING (“CHUA”), Malaysian I/C No.: 741021-06-5056	Witnessed By: To Be Signed Name: ______________________________

EXHIBIT A

RIGHTS AND PREFERENCES OF SERIES D CONVERTIBLE PREFERRED SHARES OF THE COMPANY

Series D Convertible Preferred Shares of Asia Payment Systems, Inc., a Nevada company, have the following rights and preferences:

(1)	Preference ranking ahead of shares of Common Stock at dissolution or any distribution of assets.

(2)	Convertible into shares of Common Stock of the Company at the rate of one (1) Series E Preferred share converting into ten (100) shares of Common Stock.

(3)	Voting rights at all general or special meetings of the Company or via shareholder resolutions at the rate of one hundred (100) votes for each Series D Preferred share.

(4)

Within five (5) business days from the date of surrender of the holder’s Series D Preferred Shares the Company will issue a new certificate or certificates for the requisite number of shares of Common Stock of the Company.

(5)	The Common Stock so issued will bear a legend as described in Section 2.5 of this Share Exchange Agreement.

(6)	Each Series D Preferred Share will be entitled to dividends at the rate of one hundred (100) times the dividends declared for each share of Common Stock.

[The rest of this page is intentionally left blank]

SCHEDULE 2.1

List Of Vendors And Number Of Series D Convertible Preferred Shares to Be Issued

Name	No. Of Series D Preferred Shares To Be Issued

Yap Kit Chuan	15,000
Malaysia I/C No.:	[Fifteen Thousand]
761028-05-5043

Chua Tong Ling	5,000
Malaysia I/C No.:	[Five thousand]
741021-06-5056

[The rest of this page is intentionally left blank]

SCHDULE 4.11

Outstanding Convertible Securities, Options, Warrants and other Rights and/or Commitments of SMSBIZ.

(a)	Securities or instruments convertible into or exercisable for any of the capital stock or other equity interests of SMSBIZ.:

NONE

(b)	Options, warrants, subscriptions or other rights to acquire capital stock or other equity interests of SMSBIZ :

NONE

(c)

Commitments, agreements or understandings of any kind, including employee benefit arrangements, relating to the issuance or repurchase by SMSBIZ and of any capital stock or other equity interests of SMSBIZ, or any instruments convertible or exercisable for any such securities or any options, warrants or rights to acquire such securities:

NONE

[REMAINDER OF THIS PAGE IS LEFT BLANK INTENTIONALLY]

SCHEDULE 4.18

INTELLECTUAL PROPERTY OF SMSBIZ.

_________NONE__________

EXHIBIT D

APPLICATION SERVICE PROVIDER LICENSE
GRANTED BY “MCMC” TO “SMSBIZ”

[See following page]

[The rest of this page is intentionally left blank]